Exhibit 10.1

OFFICE LEASE

by and between SPUS8 2100 POWELL, LP,

a Delaware limited partnership, as Landlord

and

DYNAVAX TECHNOLOGIES CORPORATION,

a Delaware corporation, as Tenant,

Premises: 2100 Powell Street

Suite 720

Emeryville, California 94608

OFFICE LEASE

This Lease is effective upon the full execution hereof and dated for identification purposes only as of this 15th day of March, 2022, and is made by the parties hereinafter identified as Landlord and Tenant and upon the following terms and conditions:

ARTICLE 1

BASIC LEASE PROVISIONS

1.01
Landlord’s Address for Notice: SPUS8 2100 POWELL, LP (Landlord’s Management Agent) c/o CBRE Investment Management

2100 Powell Street, Suite 125

Emeryville, CA 94608 ATTN: Property Manager

With a copy of all notices going to: SPUS8 2100 Powell, LP (Landlord) c/o CBRE Investment Management

601 S. Figueroa Street 49th Floor

Los Angeles, California 90017 Attn: Asset Manager – 2100 Powell

Rent payment address: SPUS8 2100 Powell, LP

P.O. Box 743525

Los Angeles, CA 90074-3525

1.02
Tenant and Address for Notice: DYNAVAX TECHNOLOGIES CORPORATION

2100 Powell Street, Suite 900

Emeryville, CA 94608 Attn: Attn: Jeff Coon

At all times with a copy to:

DYNAVAX TECHNOLOGIES CORPORATION

2100 Powell Street, Suite 900

Emeryville, CA 94608 Attn: John Slebir

Following the Commencement Date:

DYNAVAX TECHNOLOGIES CORPORATION

2100 Powell Street, Suite 720

Emeryville, CA 94608 Attn: Jeff Coon

At all times with a copy to:

DYNAVAX TECHNOLOGIES CORPORATION

2100 Powell Street, Suite 720

Emeryville, CA 94608 Attn: Jeff Coon

Attn: John Slebir

1.03
Guarantor(s): None.

1.04
Premises: Suite 720, as shown as Ste. A on the floor plan attached hereto as Exhibit A. The Premises contains approximately 8,053 rentable square feet, which is the final agreement of the parties. Neither the rentable square footage of the Premises or Tenant’s Share (as hereinafter defined) shall be subject to increase during the initial Lease Term.

1.05
Building: The building and improvements located at 2100 Powell Street, Emeryville, California 94608, together with the land parcel on which it is constructed and all appurtenances thereto. The Building contains approximately 349,379 rentable square feet of space, which is the final agreement of the parties. The Building, parking facilities, and other improvements serving the Building, garage, and land shall be the “Complex.”

1.06
Term: Thirty-eight (38) full calendar months and any partial month.

1.07
Commencement Date: The later of (a) June 1, 2022 and (b) the date Landlord delivers the Premises to Tenant with the plumbing, electrical, and mechanical systems serving the Premises in good working order and condition. Promptly following the Commencement Date, Landlord shall deliver to Tenant a Confirmation of Lease Terms and Dates substantially in the form attached hereto as Exhibit C, and Tenant shall have ten (10) business days thereafter to execute and remit the same to Landlord. Notwithstanding the foregoing, upon full execution of this Lease, Tenant shall have the right to access and use for Premises for the purpose of installing its furniture, furnishings, fixtures, equipment (including, without limitation, a supplement HVAC unit), cabling, signage, and otherwise preparing the Premises for Tenant’s occupancy and use (“Preparation Work”). Any such period of early occupancy shall be subject to all the terms and conditions of this Lease, except that Tenant shall have no obligation to pay Rent (as hereinafter defined). In the event that Landlord has not delivered exclusive possession of the Premises to Tenant on or before April 1, 2022 (as may be extended due to a Tenant Delay or force majeure), (“Delivery Deadline”) Tenant shall be entitled to one day of free Base Rent for every two (2) days of such delay after the Delivery Deadline.

1.08
Expiration Date: July 31, 2025.

1.09
Base Rent:

	Monthly	Monthly
Months	Base Rent / RSF	Installment of Base Rent
Commencement Date – Month 2	$4.65	$ 0.00*
Month 3 – Month 12	$4.65	$37,446.45
Month 13 – Month 24	$4.79	$38,573.87
Month 25 – Month 36	$4.93	$39,701.29
Month 37 – Expiration Date	$5.08	$40,909.24

* Notwithstanding anything herein to the contrary (including the table above), Landlord shall abate one hundred percent (100%) of the first two (2) full installments of Base Rent following the Commencement Date (the “Abatement”). If the Commencement Date is other than the first day of a calendar month, then the first and last months of the rental abatement period shall be prorated for the partial calendar months so that Tenant receives two (2) full months of Base Rent abatement. Such Abatement shall apply solely to payment of the monthly installments of Base Rent, but shall not be applicable to any other charges, expenses or costs payable by Tenant under this Lease. In the event that Tenant defaults under the terms and conditions of the Lease beyond any applicable notice and cure period and Landlord elects to terminate this Lease or recovers possession of the Premises through judicial means, the unamortized portion of all conditionally abated rental shall become fully liquidated and immediately due and payable as of the date of Landlord’s termination.

1.10
Tenant’s Share: The fraction determined by dividing the number of rentable square feet within the Premises by the number of rentable square feet within the Building. Tenant’s Share is 2.30% as of the Commencement Date. Any shared expenses between the Building and Complex will be equitably apportioned.

(a)
Expense Base Year: Calendar year 2022.
(b)
Tax Base Year: Calendar year 2022.

1.11
Security Deposit: Forty Thousand Nine Hundred Nine and 24/100ths Dollars ($40,909.24).

1.12
Brokers: Landlord’s Broker: CBRE, Inc.

Tenant’s Broker: Cresa Partners

1.14
Allowance: None.

1.15
Permitted Uses: General office and ancillary uses thereto.

1.16
Parking Spaces: Tenant shall have the right, but not the obligation, to lease up to Twenty-Four (24) parking spaces in such areas of the parking facilities associated with the Building (which are in the garage connected to the Building) as may be reasonably designated by Landlord from time to time (i.e., 3.0 parking spaces per 1,000 rentable square feet of space in the Premises). None of the Parking Spaces shall be assigned or reserved. In the event that Tenant surrenders any of the Parking Spaces, Tenant’s right to re-lease the surrendered spaces shall be subject to availability. The Parking Spaces may only be used by Tenant’s employees, guests, visitors, sublessees, assignees, or Shared Users (as hereinafter defined), each of whom shall be required to enter into any commercially reasonable agreement regarding the Parking Spaces required by any third-party vendor of Landlord (and Tenant shall cooperate with such vendor and comply with any commercially reasonable rules and regulations promulgated by such vendor and provided to Tenant in writing that are generally applicable to all persons parking in the parking areas associated with the Building); provided that such contract does not adversely affect Tenant’s rights under this Lease or require Tenant to incur additional charges.

1.17
Monthly Parking Rent: Tenant shall pay the standard parking rate per Parking Space, which is currently

$125.00 per month per unreserved Parking Space (subject to change upon thirty (30) days’ advance written notice to Tenant), payable as Rent. Tenant shall be liable for any taxes on paid parking spaces. Parking access cards are initially provided to Tenant at no charge, but Tenant shall pay a Building standard charge for each replacement parking access card (currently $15.00 per card).

1.18
Initial Payment: Simultaneously with the delivery of this Lease to Landlord, Tenant shall deliver to Landlord the following amounts:

Item	Amount
Security Deposit:	$40,909.24
Base Rent for Month 3:	$37,446.45
Total due on execution:	$78,355.69

The words identified in this Article 1 shall have the meanings ascribed to them in this Article 1 for all purposes of this Lease.

ARTICLE 2: DEMISE AND TERM. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises in its present “as is” condition for the Term and upon the terms, covenants and conditions set forth in this Lease. Landlord represents that, as of the Commencement Date, all structural elements and systems serving the Premises are in good working order and condition. In the event of a breach of the foregoing representation, and Tenant, within six (6) months following the Commencement Date delivers written notice to Landlord setting forth in reasonable detail a description of the breach, Landlord shall rectify the same at Landlord’s sole cost and expense. The term of this Lease shall commence on the Commencement Date and expire on the Expiration Date. Landlord shall provide and install standard suite signage on multi-tenant floors. Subsequent changes to signage shall be at the sole expense of Tenant and subject to Landlord’s review and approval, not to be unreasonably withheld.

ARTICLE 3: RENT; OPERATING EXPENSES; TAXES; AND ELECTRICITY

1.01
Payment of Rent. Tenant shall pay Base Rent, Operating Expenses, Taxes and other amounts accruing under this Lease (all amounts due hereunder being referred to collectively as “Rent”). Except as specifically provided in this Lease, Rent shall be paid without abatement, deduction or set off of any kind, it being the intention of the parties that, to the full extent permitted by law, Tenant’s covenant to pay Rent shall be independent of all other covenants contained in this Lease, including Tenant’s continued occupancy of the Premises. Base Rent, estimated Operating Expenses and estimated Taxes shall be payable monthly, in advance, on the first day of each calendar month during the Term. Rent shall be pro-rated for any partial month.

1.02
Operating Expenses.

(a)
“Operating Expenses” shall mean and include all reasonable amounts, expenses and costs of whatever nature that Landlord incurs or pays because of or in connection with the ownership, security, insurance, control, operation, administration, repair, management, replacement or maintenance of the Building, as applicable, all related improvements thereto or thereon and all machinery, equipment, landscaping, fixtures and other facilities, including personal property, as may now or hereafter exist in or on the Building. Operating Expenses may also include the sum of the amortized costs of the Permitted Capital Expenditures payable by Landlord during the year in question. “Permitted Capital Expenditures” are those capital improvements, equipment, or devices installed or paid for by Landlord in connection with the management, operation, maintenance, replacement and repair of the Building (i) reasonably intended to produce a reduction in Operating Expenses, or (ii) to conform with any change in laws, rules, regulations or requirements of any governmental or quasi-governmental authority having jurisdiction not applicable to the Building as of the Commencement Date. Such Permitted Capital Expenditures shall be amortized on a straight- line basis over the useful life of such capital improvement, equipment, or device (as reasonably determined by Landlord). Notwithstanding anything to the contrary, Operating Expenses shall not include: (A) Taxes (which are separately defined below); (B) legal fees, brokers' commissions or other costs incurred in the negotiation, termination, or extension of leases or in proceedings involving a specific tenant; (C) depreciation; (D) amortization and interest payments, except as provided herein and except on materials, tools, supplies and vendor-type equipment purchased by Landlord to enable Landlord to supply services Landlord might otherwise contract for with a third party where such depreciation, amortization and interest payments would otherwise have been included in the charge for such third party’s services, all as determined in accordance with generally accepted accounting principles, consistently applied, and when depreciation or amortization is permitted or required, the item shall be amortized over its reasonably anticipated useful life; (E) the cost of capital improvements or capital expenditures, except for the amortized costs of Permitted Capital Expenditures payable by Landlord during the year in question as set forth above; (F) costs (including permit, license, and inspection costs) incurred in renovating or otherwise improving, decorating, or redecorating rentable space for other tenants or vacant rentable space; (G) costs incurred due to the violation by Landlord of any applicable laws or the terms and conditions of any lease of space in the Building; (H) costs of overhead or profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for services in or in connection with the Building to the extent the same exceeds the costs of overhead and profit increment included in the costs of such services which could be obtained from third parties on a competitive basis; (I) rental under any ground or underlying lease or under any lease or sublease assumed, directly or indirectly, by Landlord; (J) costs of repairs and maintenance to the extent actually reimbursed by any other party, including, without limitation, other tenants, insurance providers, and under warranties; (K) attorneys’ fees and other costs incurred in attempting to collect rent, evict tenants, or enforce other remedies for nonpayment of rent or other defaults or breaches under their lease(s); (L) expenses in connection with services or other benefits of a type that are not provided to Tenant and do not generally benefit the Building or Complex; (M) costs incurred by Landlord as a result of the gross negligence or willful misconduct of Landlord; (N) charitable or political contributions; (O) costs of repairs and other work occasioned by fire, windstorm, or other casualty to the extent insurance proceeds are received by Landlord or in the event Landlord has elected to self-insure for such perils; (P) the cost of correcting any building code, violation of applicable laws, or other violations which were violations prior to the Commencement Date of this Lease; (Q) the cost of containing, removing, or otherwise remediating any contamination of the Complex (including, without limitation, the underlying land and ground water), Building or Premises by any Hazardous Substances (hereinafter defined) where such contamination was not caused by Tenant; and (R) costs for sculpture, paintings, or other objects of art (and insurance thereon or extraordinary security in connection therewith) (excepting commercially reasonable amounts for holiday decorations, which shall be permitted Operating Expenses). Subject to the provisions of this definition, the determination of Operating Expenses shall otherwise be made in accordance with sound accounting and management principles consistently applied. In the calculation of any expenses hereunder, it is understood that no expense shall be charged more than once. Landlord shall use its best efforts in good faith to affect an equitable proration of bills for services rendered to the Building and to any other property owned by Landlord or an affiliate of Landlord. Landlord shall not recover more than one hundred percent (100%) of Operating Expenses actually incurred by Landlord.

(b)
Assessments required under any declarations, easements or similar shared expense structures shall be included in Operating Expenses. Operating Expenses shall be reasonably determined by Landlord in accordance with the terms of this Lease. If at any time the Building is less than 95% occupied or Landlord is not supplying services to 95% or more of the rentable areas of the Building during an entire calendar year, including the Expense Base Year, then Landlord shall adjust actual Operating Expenses to Landlord’s estimate of that amount, which would have been paid or incurred by Landlord as Operating Expenses had the Building been 95% or more occupied or serviced, and the Operating Expenses as so adjusted shall be deemed to be the actual Operating Expenses for such calendar year. The provisions of the preceding sentences will apply only to those Operating Expenses that either vary with occupancy or by reason of one or more tenants not receiving goods or services the cost of which constitutes all or part of such Operating Expenses. In addition to Operating Expenses, Tenant shall pay any and all separately metered utilities (either to the applicable provider or to Landlord, as directed in writing by Landlord) and/or above-standard services provided by Landlord (at actual cost, without any administrative charges for such above- standard services). For those utilities and services that Tenant pays directly, the same shall not be included within Operating Expenses.

1.04
Taxes. “Taxes” shall mean and include all federal, state and local government taxes, assessments and charges of any kind or nature, whether general, special, ordinary or extraordinary, paid by Landlord in a calendar year with respect to the Building; provided, real estate taxes and special assessments (except as provided below) shall be included in Taxes for a calendar year only to the extent such taxes and assessments are paid during or attributable to such calendar year, regardless of when assessed. Tenant shall be liable for any taxes on its personal property or paid parking spaces, if any. Notwithstanding the foregoing, Taxes shall not include: (i) any state, local, federal, personal or corporate income tax measured by the income of Landlord or Landlord’s capitalization or net worth; (ii) any gift, estate, succession, inheritance, franchise, or capital stock, or excess profits taxes; (iii) any transfer taxes; or (iv) interest on taxes or penalties resulting from Landlord’s failure to pay taxes. Landlord shall not recover more than 100% of the real estate taxes, assessments and insurance premiums actually incurred by Landlord.

1.05
Adjustment Year; Expense Adjustment; Tax Adjustment. “Adjustment Year” shall mean each calendar year or part thereof during the Term. In addition to Base Rent, and commencing on January 1, 2023, Tenant shall pay with respect to each Adjustment Year (i) an amount equal to Tenant’s Share of Operating Expenses for the Adjustment Year as reasonably estimated by Landlord (“Expense Adjustment”) over and above the Expense Base Year, and (ii) an amount equal to Tenant’s Share of Taxes for the Adjustment Year as reasonably estimated by Landlord (“Tax Adjustment”) over and above the Tax Base Year. As to any Adjustment Year during the Term which does not begin on January 1st or does not end on December 31st, Expense Adjustment and Tax Adjustment (hereinafter collectively, “Adjustments”) with respect to such Adjustment Year shall be prorated on a per diem basis. Adjustments with respect to each Adjustment Year shall be paid in monthly installments in advance on the first day of each calendar month during such Adjustment Year. If Landlord does not deliver a notice of the amount of such estimated Adjustments as most recently communicated by Landlord to Tenant prior to the commencement of any Adjustment Year, Tenant shall continue to pay estimated Adjustments. If, during any Adjustment Year, Landlord reasonably determines that Taxes or Operating Expenses for such Adjustment Year have increased or will increase, Landlord may deliver to Tenant an updated estimate of Adjustments for such Adjustment Year, provided that such estimate shall not be updated more than once per calendar year. In addition, Tenant shall pay to Landlord within thirty (30) days after receipt of any such estimate of Adjustments, the amount, if any, by which the aggregate installments of the Adjustments provided in such estimate of Adjustments exceeds the aggregate installments of the Adjustments paid by Tenant with respect to such prior months. Within one hundred twenty (120) days after the end of the Base Year and each Adjustment Year, Landlord shall send to Tenant a written statement (“Statement”) accompanied by reasonable backup detail showing (i) the calculation of the Adjustments for such Adjustment Year, (ii) the aggregate amount of the Adjustments previously paid by Tenant for such Adjustment Year, and (iii) the amount, if any, by which the aggregate amount of the installments of Adjustments paid by Tenant with respect to such Adjustment Year exceeds or is less than the actual Adjustments for such Adjustment Year. Tenant shall pay the amount of any deficiency to Landlord within thirty (30) days after Tenant’s receipt of such Statement. Any excess shall be credited by Landlord against the next payment or payments of Rent due under this Lease, except that if a credit is due to Tenant after termination of this Lease, Landlord shall pay to Tenant any excess remaining within thirty (30) days after Tenant’s receipt of the Statement.

1.05
Tenant's Review of Landlord's Books and Records. So long as Tenant is not then in default of any term or condition of this Lease beyond any applicable notice and cure period, Tenant shall have the right to conduct a Tenant’s Review, as hereinafter defined, at Tenant’s sole cost and expense (including, without limitation, photocopy and delivery charges), upon thirty (30) days’ prior written notice to Landlord. “Tenant’s Review” shall mean a review of Landlord's books and records relating to (and only relating to) Operating Expenses and Taxes payable by Tenant hereunder for the most recently completed calendar year as reflected on the Statement; provided, however, Tenant shall have the right to review said books and records relating to the Base Year for two (2) calendar years after Tenant’s receipt of a Statement therefor. Tenant’s Review must be performed by either an employee of Tenant or by a Certified Public Accountant (“CPA”). Tenant must elect to perform a Tenant’s Review by written notice of such election received by Landlord within one hundred twenty (120) days following Tenant’s receipt of the Statement for the most recently completed calendar year. In the event that Tenant fails to make such election in the required time and manner required, then Landlord's calculation of Operating Expenses shall be final and binding on Tenant. Tenant hereby acknowledges and agrees that even if it has elected to conduct a Tenant’s Review, Tenant shall nonetheless pay all Operating Expense payments to Landlord, subject to readjustment. Tenant further acknowledges that Landlord’s books and records relating to the Building may not be copied in any manner, are confidential, and may only be reviewed at a location reasonably designated by Landlord; but Landlord will make such records available within the metropolitan area in which the Premises is located. Tenant shall provide to Landlord a copy of Tenant’s Review as soon as reasonably possible after the date of such Review. If Tenant’s Review reflects a reimbursement owing to Tenant by Landlord, and if Landlord disagrees with Tenant’s Review, then Tenant and Landlord shall jointly appoint an auditor to conduct a review (“Independent Review”), which Independent Review shall be deemed binding and conclusive on both Landlord and Tenant. If Tenant’s Review (which Landlord does not disagree with) or the Independent Review results in a reimbursement owing to Tenant equal to five percent (5%) or more of the amounts reflected in the Statement, the costs of the Tenant’s Review and, if appliable, the Independent Review shall be paid by Landlord, but otherwise Tenant shall pay the costs of Tenant’s Review and the Independent Review. Under no circumstances shall Tenant conduct a review of Landlord’s books and records whereby the auditor operates on a contingency fee or similar payment arrangement. Any such reviewer must sign a commercially reasonable non- disclosure, non-solicitation, and confidentiality agreement. Tenant agrees to use reasonable efforts to keep the results of its audit confidential, except for such disclosures to Tenant’s agents, employees, attorneys, accountants, financial advisors, officers, directors, members and contractors, and except for such disclosures as may be required by law, compelled by judicial process or which may be necessary to enforce the terms and provisions of this Lease.

1.06
Electric. Electricity used by Tenant in the Premises shall be paid for as Operating Expenses. Without the consent of Landlord, Tenant’s use of electrical service shall not exceed the Building standard usage, per square foot, as reasonably determined by Landlord, based upon the Building standard electrical design load. For purposes hereof, the Building “electrical standard” is 6 watts per usable square foot of connected load to the Premises, exclusive of Base Building HVAC. Landlord shall have the right to measure electrical usage by commonly accepted methods, including the installation of measuring devices such as submeters and check meters. If it is determined that Tenant is using electricity in such quantities or during such periods as to cause the total cost of Tenant’s electrical usage, on a monthly, per-rentable-square-foot basis, to materially exceed that electrical standard (as described above), Tenant shall pay Landlord Additional Rent for the actual cost of such excess electrical usage and, if applicable, for the cost of purchasing and installing the measuring device(s).

ARTICLE 4: SECURITY DEPOSIT. Landlord shall not be obligated to hold the Security Deposit in a separate fund and may commingle the Security Deposit with its other funds. No interest shall be payable with respect to the Security Deposit. In the event of any default by Tenant hereunder which continues beyond all applicable notice and cure periods, Landlord shall have the right, but shall not be obligated, to apply or retain all or any portion of the Security Deposit in payment of Tenant’s obligations hereunder, but any such application or retention shall not have the effect of curing any such default. Upon expiration or earlier termination of the Term hereof, the Security Deposit (or the undisputed balance thereof) shall be returned to Tenant no later than forty-five (45) days following such expiration. Landlord or any owner of the Building may transfer or assign the Security Deposit to any new owner of the Building or may credit the Security Deposit against the purchase price of the Building and upon such transfer or credit all liability of the transferor or assignor shall cease and come to an end, so long as the transferee assumes all obligations hereunder. No Mortgagee (as hereinafter defined) or person or entity who acquires legal or beneficial title to the Building from such Mortgagee shall be liable for the return of the Security Deposit unless such funds are actually received by such Mortgagee or purchaser.

ARTICLE 5: USE; RULES AND REGULATIONS. Tenant may only use the Premises for the Permitted Use. Tenant shall not commit any annoyance, waste, nuisance, act or thing against public policy, or which may unreasonably disturb the quiet enjoyment of Landlord or any other tenant or occupant of the Building or Complex. Tenant and or its agents, employees or contractors shall not deface or damage the Building or Complex in any manner. Tenant shall comply, and shall cause its employees, agents, clients, customers, guests and invitees to comply, with all applicable laws as well as the rules and regulations attached hereto as Exhibit D, and such reasonable revised or reasonable additional rules and regulations adopted by Landlord during the Term and provided to Tenant in writing. In the event of a conflict between the terms of this Lease and the terms of said rules and regulations, the terms of this Lease shall control. Subject to Landlord’s obligation to provide any services required under this Lease, Tenant shall, at its own expense, keep the Premises clean, safe and in good repair and condition. Tenant shall have access to the Premises twenty-four (24) hours per day, seven (7) days per week. Notwithstanding anything to the contrary, Tenant shall not be required to make modifications of a structural or capital nature to the Premises or any other area required by any law, ordinance, or regulation that was in effect prior to the Commencement Date except to the extent necessitated, in whole or in part, by (i) Tenant’s use or occupancy of, or business (excluding general office use) conducted in, the Premises, (ii) any acts or omissions of Tenant, its employees, agents, or contractors, or (iii) alterations made by Tenant.

ARTICLE 6: SERVICES PROVIDED. Landlord shall maintain the common areas, landscaped areas, parking areas, Building systems, and structural components of the Building (including, without limitation, the structural elements within the Premises) in good condition and repair and substantially consistent with similar Class A office buildings in the submarket surrounding the Complex. Landlord shall furnish to the Building common areas and the Premises Building-standard services in a manner and quantity consistent with those provided by landlords of Similar Building, including, without limitation, (i) HVAC service (weekdays: 8:00 a.m. to 6:00 p.m., except holidays, which are currently the following: New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day), (ii) janitorial service, (iii) hot and cold water at all times, (iv) passenger elevator service permitting access to the Premises at all times, except in the event of an emergency, and (v) other applicable utilities substantially consistent with the services provided by similar class-A office buildings in the applicable submarket (“Similar Buildings”). Any above-standard services or services requested to be provided outside of Building-standard hours may incur an extra cost to Tenant. Tenant shall be charged Landlord’s standard overtime HVAC charge (currently

$100.00 per hour) for each hour of use (with a minimum charge for four (4) hours of usage) of cooled or heated air outside of normal operating hours (which shall be no less than those hours stated above). Tenant shall notify property management, during normal operating hours, no less than twenty-four (24) hours prior to its intent to use heated or cooled air outside of normal operating hours. Landlord shall have exclusive control over all common areas of the Building and/or Complex, including the parking areas, and may take whatever actions as are commercially reasonable in exercising such control. Notwithstanding anything to the contrary, if: (i) Landlord ceases to furnish any service in the Building required to be provided under this Lease for a period in excess of five (5) consecutive days following Landlord’s actual knowledge of the same or Landlord’s receipt of written notice from Tenant of such interruption of service; (ii) such cessation does not arise as a result of an act or omission of Tenant; (iii) such cessation is not caused by a casualty or condemnation (as more fully set forth below); and (iv) as a result of such cessation, the Premises or a material portion thereof, is rendered untenantable and Tenant in fact ceases to use the Premises, or material portion thereof, then Tenant, as its sole remedy, shall be entitled to receive an abatement of Rent payable hereunder during the period beginning on the sixth (6th) day of such cessation and ending on the day when the service in question has been restored. In the event the entire Premises has not been rendered untenantable by the cessation in service, the amount of abatement that Tenant is entitled to receive shall be prorated based upon the percentage of the Premises so rendered untenantable and not used by Tenant.

ARTICLE 7: ALTERATIONS. Tenant shall not permit any alteration, improvement, addition or installation in or to the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Hanging art customarily associated with standard offices shall not require Landlord’s consent. Landlord shall respond to Tenant’s written requests for consent within thirty (30) days after receipt of such written request from Tenant. If Landlord does not approve or disapprove within thirty (30) days of receipt of such written request, then Tenant may submit its request to Landlord a second time (including all supporting documentation). If Landlord does not approve or disapprove Tenant’s request within five (5) days after such second request, Landlord shall be deemed to have granted its consent to such request. All Work shall comply with Landlord's reasonable requirements and Building standards (including, without limitation, energy and environmental standards), as well as any and all applicable municipal building codes and other applicable laws. All contractors and subcontractors must meet with Landlord’s reasonable insurance requirements, as may be revised from time to time, and meet with the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant agrees not to allow any lien of any mechanic or materialman to be placed or filed against the Premises or the Building. In case any such lien shall be filed, Tenant shall satisfy and release such lien of record, or, at Tenant’s sole cost and expense, provide a lien and completion bond in an amount equal to the estimated cost of such improvements, to insure Landlord against any liability for mechanic’s liens and to insure completion of the work within ten (10) business days after written (or actual) notice of such lien. Tenant shall pay to Landlord Landlord’s standard construction management fee of four percent (4%) of the hard and soft costs of all work, except for improvements that do not require Landlord’s consent. Notwithstanding the foregoing, Landlord’s consent shall not be required for, and the construction management fee shall not be applicable to, any alteration to the interior of the Premises that complies with the following requirements: (a) is non-structural in nature; (b) does not affect the roof or any area outside of the Premises;

(c)
does not materially affect the electrical, plumbing, HVAC or mechanical systems in the Building or servicing the Premises, or the sprinkler or other life safety system; (d) costs less than $50,000.00 for each such alteration project in the aggregate; (e) Landlord receives five (5) business days’ prior written notice (and entry of workers is coordinated with management); (f) Tenant is not then in monetary or material non-monetary default; (g) Landlord’s insurance requirements are satisfied; and (h) Landlord receives “as built” plans, if applicable.

ARTICLE 8: SURRENDER. Upon the expiration or sooner termination of this Lease, Tenant shall surrender possession of the Premises to Landlord and deliver all keys to the Premises and all locks therein to Landlord and make known to Landlord the combination of all combination locks in the Premises, and shall return the Premises and all equipment and fixtures of Landlord therein to Landlord in broom clean condition and in as good condition as when Tenant originally took possession, ordinary wear and tear excepted, and all of Tenant’s furniture, low voltage cabling (such as computer and telephone cables) and personal property removed, failing which Landlord may restore the Premises and such equipment and fixtures to such condition and Tenant shall pay the cost thereof to Landlord on demand. Any property remaining in the Premises following the expiration or sooner termination of this Lease shall be deemed to be the property of Landlord and Landlord may dispose of the same (this Lease being a bill of sale therefor), and Landlord shall not be responsible for keeping confidential any computer records, personnel files or other items left by Tenant. Notwithstanding anything herein to the contrary, Tenant shall not be required to remove (a) any alterations, improvements, additions, or installations existing in the Premises prior to the Commencement Date, and

(b) if Landlord’s consent was required, any alterations, improvements, additions, or installations made by or on behalf of Tenant unless Landlord informed Tenant, in writing, at the time Landlord approved the same that such item must be removed upon the expiration or earlier termination of this Lease (and if Landlord’s consent was not required, such alteration or improvement shall be removed).

ARTICLE 9: DAMAGE OR DESTRUCTION. If the Premises or the Building shall be so damaged or destroyed by fire or other casualty so as to render them untenantable for a period of in excess of one hundred eighty (180) days, then Landlord, at its sole option, shall have the right to cancel and terminate this Lease. If not terminated, then Landlord shall repair and restore the Premises with all reasonable speed to substantially the same condition as immediately prior to such damage or destruction, and the Rent or a just and proportionate part thereof, according to Tenant’s ability to utilize the Premises in its damaged condition, shall be abated from the date of the fire or other casualty until the Premises shall have been repaired and restored by Landlord. But if the Premises shall be so lightly damaged by fire or other casualty as not to be rendered untenantable, then Landlord agrees to repair the Premises with reasonable promptness and the rent accrued and accruing, shall not cease. “Untenantable” Premises shall be such as to not allow Tenant to transact and effectuate its operations efficiently in the ordinary course of business. If Landlord estimates that the Premises will remain untenantable for in excess of one hundred eighty (180) days, or if there is a casualty during the last twelve (12) months of the Term (as may be extended) and Landlord estimates that the Premises shall remain untenantable for in excess of thirty (30) days, then Tenant may elect to terminate this Lease by written notice delivered to Landlord within thirty (30) days following Landlord’s delivery to Tenant of the estimated duration that the Premises will remain untenantable.

ARTICLE 10: EMINENT DOMAIN. In the event that the whole or a substantial part of the Premises shall be condemned or taken in any manner for any public or quasi-public use (or sold under threat of such taking), and as a result thereof, the remainder of the Premises cannot be used for the same purpose as prior to such taking, the Lease shall terminate as of the date possession is taken. Landlord shall be entitled to receive the entire award, including the damages for the property taken and damages to the remainder, with respect to any condemnation proceedings affecting the Building; however, Tenant may make a separate claim against the condemnor for any damage to its business or for relocation costs.

ARTICLE 11: INSURANCE; WAIVER OF SUBROGATION.

1.01
Tenant’s Insurance. Tenant shall obtain and maintain during the entire term the following forms of insurance: (i) Commercial general liability insurance against any and all claims for bodily injury and property damage occurring in, or about the Premises arising out of Tenant's use and occupancy of the Premises (such insurance shall have a combined single limit of not less than One Million Dollars ($1,000,000) per occurrence with a Two Million Dollar ($2,000,000) aggregate limit and excess umbrella liability insurance in the amount of Two Million Dollars ($2,000,000)); (ii) Personal property insuring all equipment, trade fixtures, inventory, fixtures, and personal property located on or in the Premises for perils covered by the causes of loss - special form (all risk) and in addition, coverage for wind, and boiler and machinery (if applicable) (such insurance shall be written on a replacement cost basis in an amount equal to one hundred percent (100%) of the full replacement value of the aggregate of the foregoing); (iii) Business interruption and extra expense insurance in such amounts to reimburse Tenant for direct or indirect loss attributable to all perils commonly insured against by prudent tenants or attributable to prevention of access to the Premises or the Building as result of such perils; and (iv) Workers’ compensation insurance in accordance with statutory law and employers’ liability insurance with a limit of not less than One Million Dollars ($1,000,000) per accident, One Million Dollar ($1,000,000) disease policy limit and One Million Dollar ($1,000,000) disease limit each employee.

1.02
General Requirements. Such liability insurance shall be primary and not contributing to any insurance available to Landlord and Landlord’s insurance shall be in excess thereto. In no event shall the limits of such insurance be considered as limiting the liability of Tenant under this Lease. The policies required to be maintained by Tenant shall be with companies rated A-VIII or better by A.M. Best. Insurers shall be licensed to do business in the state in which the Premises are located and domiciled in the USA. Any deductible amounts under any insurance policies required hereunder shall not exceed Twenty-Five Thousand Dollars ($25,000). Certificates of insurance shall be delivered to Landlord upon the full execution of this Lease and thereafter at least ten (10) days prior to the policy expiration date, each identifying Landlord, the applicable property management company and any applicable lender as additional insureds. Tenant shall endeavor to notify Landlord at least thirty (30) days prior to any cancellation or modification to reduce the insurance coverage. Landlord may, by notice to Tenant, require an increase in policy limits or require that Tenant carry other forms of insurance; provided that the same are commercially reasonable and in keeping with the insurance requirements of owners of Similar Buildings and such increase may not occur more than once every three (3) years. In the event Tenant does not purchase the insurance required by this Lease or keep the same in full force and effect, Landlord may, but shall not be obligated to purchase the necessary insurance and pay the premium following written notice a five (5) business day cure period and Tenant shall repay to Landlord, as Rent, the amount so paid within five (5) business days following written demand.

1.03
Waiver of Subrogation. Landlord and Tenant hereby mutually waive their respective rights of recovery against each other for any loss of, or damage to, either parties' property, to the extent that such loss or damage is insured by an insurance policy (or in the event either party elects to self-insure any property coverage required) required to be in effect at the time of such loss or damage. Each party shall obtain any special endorsements, if required by its insurer whereby the insurer waives its rights of subrogation against the other party. The provisions of this clause shall not apply in those instances in which waiver of subrogation would cause either party's insurance coverage to be voided or otherwise made uncollectible.

ARTICLE 12: TRANSFER OF LANDLORD’S INTEREST. As used in this Lease, the term “Landlord” means only the current owner of the fee title to the Building or the leasehold estate under a ground lease of the Building at the time in question. Each Landlord is obligated to perform the obligations of Landlord under this Lease only during the time such Landlord owns such interest or title. Any Landlord who transfers its title or interest in the Building is relieved of all liabilities for the obligations of Landlord under this Lease to be performed on or after the date of transfer. Tenant agrees to look solely to the transferee with respect to all matters in connection with this Lease.

ARTICLE 13: TRANSFER OF TENANT’S INTEREST. Tenant shall not sell, assign, encumber, mortgage or transfer this Lease or any interest therein, sublet or permit the occupancy or use by others of the Premises or any part thereof, or allow any transfer hereof of any lien upon Tenant’s interest by operation of law or otherwise (collectively, a “Transfer”) without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Without limitation to the generality of the reasons for which Landlord may withhold its consent, Landlord may withhold its consent if the proposed sublessee or assignee is a person or entity with whom Landlord is then negotiating to lease space in the Building or Complex or to another tenant or occupant of the Building or Complex (but only if Landlord has comparable space for lease in the Building for a comparable Term). Tenant shall pay to Landlord a flat fee of One Thousand Dollars ($1,000.00) for any request to Transfer. Tenant shall provide written notice of the proposed assignee, sublessee or transferee, as applicable, which notice shall provide Landlord with (i) the name and address of the proposed subtenant, assignee, pledgee, mortgagee or transferee, (ii) a reasonably detailed description of such person or entity’s business, (iii) detailed financial references for such person or entity,

(iv)
a true and complete copy (which may be unsigned) of the proposed sublease, assignment, pledge, mortgage or other conveyance and all related documentation, and (v) such other information as Landlord may reasonably require. Landlord shall, with thirty (30) days after receipt of Tenant’s Transfer request, approve or disapprove the proposed Transfer. In the event of a disapproval, Landlord shall inform Tenant, in reasonable specificity, the reasons for disapproval. If Landlord does not approve or disapprove of the proposed Transfer within said thirty (30) days period, then Tenant may resubmit its request for a Transfer a second time (including all supporting documentation). If Landlord fails to approve or disapprove of the proposed Transfer within three (3) business days after such second written request, such proposed Transfer shall be deemed approved. Fifty percent (50%) of all excess Rent (or additional consideration) shall be and become the property of Landlord and shall be paid to Landlord as it is received by Tenant, less Tenant’s reasonable brokerage (excluding commissions paid to brokers who are Tenant’s affiliates) costs, marketing costs, tenant improvement costs, legal and other expenses (“Tenant’s Costs”) incurred in connection with such assignment or, in the case of a sublease, less the monthly pro rata share of such Tenant’s Costs as determined by dividing such Tenant’s Costs by the number of months in the term of such sublease. If Tenant shall sublet the Premises or any part thereof, Tenant shall be responsible for all actions and neglect of the subtenant and its officers, partners, employees, agents, and guests as if such subtenant and such persons were employees of Tenant. Nothing in this Section shall be construed to relieve Tenant from the obligation to obtain Landlord’s prior written consent to any proposed sublease. Tenant shall remain liable under this Lease (as may be amended) regardless of whether any Transfer was approved by Landlord or whether Landlord’s approval was required. Landlord shall have the right, to be exercised by giving written notice to Tenant within ten (10) business days after receipt of Tenant’s notice, to recapture the space described in Tenant’s notice and such recapture notice shall, if given, cancel and terminate this Lease; provided, however, such right shall not apply in connection with a Transfer to a Permitted Transferee (as hereinafter defined). If Landlord shall elect to give the aforesaid recapture notice with respect thereto, then the Term shall expire and end on the date stated in Tenant’s notice as fully and completely as if that date had been herein definitely fixed for the expiration of the Term.

Notwithstanding any provision of this Lease to the contrary, provided that Tenant remains liable on this Lease, provides Landlord with prior written notice and names of the applicable transferee and a copy of the applicable assignment or sublease agreement (unless Tenant is unable to do the foregoing because of confidentiality or legal requirements, in which event Tenant shall provide Landlord with written notice, name of the transferee, and such copy within ten (10) days after the effective date of the same), and Tenant is not then in default beyond any applicable notice and cure period, then the following transfers will not require Landlord’s prior consent (each a “Permitted Transfer”):

(i)
a transfer to any entity which is controlled by Tenant;

(ii)
a transfer to any entity which controls Tenant (“Parent”);

(iii)
a transfer to any entity which is controlled (directly or indirectly) by Tenant’s Parent; and

(iv)
a reverse triangular merger or a transfer to any entity which merges with Tenant or purchases all or substantially all of Tenant’s assets, provided that Tenant provides to Landlord financial statements evidencing that such transferee or surviving corporation has a credit rating and net worth (exclusive of intangible assets) at least as favorable as Tenant (which information may be provided within ten (10) days after the effective date of the transaction if Tenant is unable to provide the same due to confidentiality or legal requirements).

Further, notwithstanding anything to the contrary, the following shall not be deemed an assignment, sublease, or other Transfer and shall not require Landlord’s consent or notice to Landlord: a sale or other transfer of corporate shares of capital stock (or any member interest if Tenant is a limited liability company) in Tenant in connection with a bona fide financing for the benefit of Tenant, or a sale of any stock on a nationally-recognized stock exchange.

Further, Tenant may permit up to fifteen percent (15%) of the rentable square footage of the Premises, in the aggregate, to be used for Office Sharing (as hereinafter defined), without the same constituting a Transfer. The term “Office Sharing” shall mean the use of portions of the Premises (including use of the Tenant’s receptionist and conference rooms), without separate demising of walls by Tenant’s consultants, strategic partners, clients, advisors, other professionals, or other third parties who have an ongoing professional or business relationship with Tenant (the “Shared Users”). Tenant agrees to notify Landlord, promptly upon Landlord’s written request therefor, as to the approximate amount and the identity of the Shared Users. Each such Shared User shall be deemed an invitee of Tenant, and in no event shall the use or occupancy of any portion of the Premises by any Shared User be deemed to create a landlord/tenant relationship between Landlord and any Shared User or be deemed to vest in any Shared User any right or interest in this Lease, and Shared Users shall have no recourse directly against Landlord for any failure by Landlord to perform any of its obligations under this Lease. In no event shall Landlord be required to send any notices to any Shared User.

ARTICLE 14: RELEASE, WAIVER AND INDEMNIFICATION.

1.01
Tenant’s Indemnification. Subject to applicable waivers of subrogation and to the extent not expressly prohibited by law or due to the negligence of Landlord or its agents, employees or contractors, Tenant agrees to hold harmless and indemnify Landlord and Landlord’s Related Parties from and against third-party claims, damages and liabilities, including reasonable attorneys’ fees (but excluding consequential damages, except any such damages that arise out of a violation by Tenant of its obligations under Article 18 and such consequential damages specified in Article 17), for injuries to all persons and damage to or theft or misappropriation or loss of property, relating directly or indirectly to (i) the use or occupancy of the Premises by Tenant or its agents, employees or contractors, or otherwise occurring on or about the Premises, (ii) any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease beyond any applicable notice and cure period, or (iii) any negligence or willful misconduct of, or violation of any law by, Tenant, its agents, employees, or contractors. In the event any action or proceeding is brought against Landlord or Landlord’s Related Parties by reason of any such claims, then, upon notice from Landlord, Tenant covenants to defend such action or proceeding by counsel reasonably satisfactory to Landlord (counsel selected by Tenant’s insurers being deemed reasonably satisfactory to Landlord).

1.02
Landlord’s Indemnification. Subject to applicable waivers of subrogation, releases, and limitations on liability, Landlord shall defend and hold Tenant and its officers, directors, partners and employees harmless from and against all liabilities, losses, demands, actions, expenses or claims, including reasonable attorneys’ fees and court costs but excluding consequential damages, (i) for injury to or death of any person or for damage to any property to the extent such are determined to be caused by the negligence or willful misconduct of Landlord, its agents, employees, or contractors in or about the Premises or Building or Complex, or (ii) from any breach or default on the part of Landlord in the performance of any covenant or agreement on the part of Landlord to be performance pursuant to the terms of this Lease beyond any applicable notice and cure period. None of the events or conditions set forth in this paragraph shall be deemed a constructive or actual eviction or entitle Tenant to any abatement or reduction of Rent.

1.03
Limitation on Landlord’s Liability. To the extent not expressly prohibited by law and except to the extent caused by the negligence or willful misconduct of Landlord, its agents, employees, contractors, or any of the Landlord’s Related Parties, Tenant releases Landlord, its beneficiaries, mortgagees, stockholders, agents (including, without limitation, management agents), partners, officers, servants and employees, and their respective agents, partners, officers, servants and employees (“Related Parties”), from and waives all claims for damages to person or property sustained by Tenant or by any occupant of the Premises or the Building, or by any other person, resulting directly or indirectly from: (i) fire or other casualty (but the same shall not affect Landlord’s obligations under Article 9 of this Lease); (ii) any existing or future condition, defect, matter or thing in the Premises, the Building or any part thereof, or from any equipment or appurtenance therein; (iii) any accident in or about the Building; or (iv) any act (including, without limitation, violation of rules) or neglect of any tenant or other occupant of the Building or of any other person, other than Landlord or its agents or Landlord’s Related Parties. Landlord shall not be liable for any claim, loss or damage to person or property which is either covered by insurance or which Tenant is required to insure under this Lease. Tenant shall look to its property damage or business interruption insurance policies, and not to Landlord for any loss incurred as a result of damage to its property or interruption of its business unless such damage or interruption is a direct result of the negligence or willful misconduct of Landlord, its agents, employees, contractors, or any of the Landlord’s Related Parties. Tenant agrees that in the event Tenant shall have any claim against Landlord or Landlord’s Related Parties under this Lease arising out of the subject matter of this Lease, Tenant’s sole recourse shall be against Landlord’s interest in the Building, for the satisfaction of any claim, judgment or decree requiring the payment of money by Landlord or Landlord’s Related Parties as a result of a breach hereof or otherwise in connection with this Lease, and no other property or assets of Landlord, Landlord’s Related Parties or their successors or assigns, shall be subject to the levy, execution or other enforcement procedure for the satisfaction of any such claim, judgment, injunction or decree. Under no circumstances shall either party be liable for, and each party hereby waives, consequential, punitive, special, or exemplary damages, or any damages similar thereto, excluding (i) any such damages that arise out of a violation by Tenant of its obligations pursuant to Article 18 hereof and (ii) such consequential damages specified in Article 17 hereof.

ARTICLE 15: SUBORDINATION; ATTORNMENT; ESTOPPEL CERTIFICATE.

1.01
Subordination. This Lease is subject and subordinate to any deeds to secure debt or underlying lease that may now or hereafter affect this Lease or the Building. In the event of a future subordination of this Lease and following receipt of a written request from Tenant, Landlord will use commercially reasonable efforts to obtain from the holder of any such mortgage, a written agreement on such mortgagee’s standard form for the benefit of Tenant. Any costs charged by any Mortgage as a result of Tenant negotiating the terms of any applicable subordination and non-disturbance agreement shall be paid for by Tenant. The word “Mortgage“ as used herein includes mortgages, deeds of trust and any sale leaseback transactions, or other similar instruments, and modifications, extensions, renewals, and replacements thereof. Tenant shall execute any applicable commercially reasonable subordination and non-disturbance agreement requested by Landlord’s lender(s).

1.02
Attornment. If any Mortgage shall be foreclosed, (i) the liability of the Mortgagee shall exist only so long as such Mortgagee, purchaser or owner is the owner of the Building, and such liability with respect to claims or obligations arising after said transfer shall not continue or survive after further transfer of ownership; and (ii) Tenant will attorn, as Tenant under this Lease, to the purchaser at any foreclosure sale under any Mortgage, and Tenant will execute such commercially reasonable instruments as may be necessary or appropriate to evidence such attornment, provided that the same do no adversely affect Tenant’s rights or obligations hereunder. Tenant waives the provisions of any statute or rule of law, now or hereafter in effect, that may give or purport to give Tenant any right to terminate or otherwise adversely affect Landlord's interest in this Lease or reduce or limit the obligations of Tenant hereunder in the event of the prosecution or completion of any such foreclosure proceeding. No Mortgagee or any purchaser at a foreclosure sale shall be liable for any act or omission of Landlord which occurred prior to such sale or conveyance, nor shall Tenant be entitled to any offset against or deduction from Rent due after such date by reason of any act or omission of Landlord prior to such date. Further, Tenant agrees that no Mortgagee shall be bound by the prepayment of Rent made in excess of thirty (30) days before the date on which such payment is due, or for the return of any Security Deposit, unless actually received by the Mortgagee.

1.03
Mortgagee’s Notice and Cure Rights. Tenant agrees to give any lien holder of which Tenant has prior written notice a copy of any notice or claim of default served upon Landlord. Tenant further agrees that if Landlord shall have failed to cure such default within thirty (30) days after such notice to Landlord (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if Landlord has commenced within such thirty (30) days and is diligently pursuing the remedies or steps necessary to cure or correct such default), then the mortgagee shall have an additional thirty (30) days within which to cure or correct such default (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if such mortgagee has commenced within such thirty (30) days and is diligently pursuing the remedies or steps necessary to cure or correct such default, including the time necessary to obtain possession if possession is necessary to cure or correct such default) before Tenant may exercise any right or remedy which it may have on account of any such default of Landlord.

1.04
Estoppel Certificate. Tenant agrees that from time to time, upon not less than ten (10) business days’ prior written request by Landlord, Tenant will promptly complete, execute and deliver to Landlord or any party or parties designated by Landlord a statement in writing certifying: (i) that this Lease is unmodified and in full force and effect (or if there have been modifications that the same are in full force and effect as modified and identifying the modifications); (ii) the dates to which the Rent and other charges have been paid; (iii) that the Premises have been unconditionally accepted by Tenant (or if not, stating with particularity the reasons why the Premises have, not been unconditionally accepted); (iv) the amount of any Security Deposit held hereunder; (v) that, so far as the party making the certificate knows, Landlord is not in default under any provisions of this Lease, if such is the case, and if not, identifying all defaults with particularity; and (vi) any other factual matter reasonably requested by Landlord. Any purchaser or Mortgagee of any interest in the Building shall be entitled to rely on said statement. In the event that Tenant fails to provide Landlord with such estoppel certificate within such ten (10) business day period, Landlord shall provide Tenant with a second notice (the “Second Estoppel Notice”) requesting such estoppel certificate. For each day that Tenant fails to remit the estoppel certificate, commencing on the fifth (5th) day after Tenant’s receipt of the Second Estoppel Notice, Tenant shall pay a late fee of One Hundred Dollars ($100) per day until the day on which Tenant remits the estoppel certificate as set forth herein.

1.05
Quiet Enjoyment. Upon payment by Tenant of the rents herein provided, and upon the observance and performance of all the covenants, terms and conditions on Tenant’s part to be observed and performed within the applicable notice and cure periods, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term without hindrance or interruption by Landlord or any other person or persons lawfully or equitably claiming by, through or under Landlord, subject, nevertheless, to the terms and conditions of this Lease, and any mortgage and/or deed of trust to which this Lease is subordinate.

ARTICLE 16: LANDLORD’S RIGHT OF ACCESS. Landlord and its contractors and representatives shall have the right to enter the Premises at all reasonable times to perform janitorial and cleaning services and, after at least one

(1)
business days’ written notice (except in the case of emergencies), to inspect the same, to make necessary repairs, alterations and improvements, to maintain the Premises and the Building, specifically including, but without limiting the generality of the foregoing, to make repairs, additions or alterations within the Premises to mechanical, electrical and other facilities serving other premises in the Building, to post such reasonable notices as Landlord may desire to protect its rights, to exhibit the Premises to mortgagees and purchasers, and, during the one hundred eighty (180) days prior to the expiration of the Term, to exhibit the Premises to prospective tenants. Tenant shall permit Landlord to erect, use, maintain and repair pipes, cables, conduit, plumbing, vents and wires, in, to and through the Premises to the extent Landlord may now or hereafter deem necessary or appropriate for the proper operation, maintenance and repair of the Building and any portion of the Premises. In exercising its rights under this Article 16, Landlord will use commercially reasonable efforts to minimize any interference with Tenant’s use or occupancy of the Premises, provided that Landlord will not be obligated to provide overtime labor or perform work after regular Building hours.

ARTICLE 17: HOLDING OVER. If Tenant retains possession of the Premises or any part thereof after the termination of the Term or any extension thereof, by lapse of time or otherwise, Tenant, unless Landlord otherwise elects, shall become a tenant at sufferance and shall pay Landlord monthly Rent at one hundred fifty percent (150%) of the rate of Base Rent in effect for the month immediately preceding said holding over, computed on a per month basis, for each month or part thereof (without reduction for any such partial month) that Tenant thus remains in possession. The provisions of this Article do not exclude Landlord’s right of reentry or any other right hereunder. Tenant shall be liable for any damages suffered by Landlord due to Tenant’s unauthorized holding over for more than thirty (30) days following a written notice to vacate, including, without limitation, abatement, late fees, interest or penalties charged by the next tenant resulting from Landlord’s inability to timely deliver all or portion of the Premises.

ARTICLE 18: HAZARDOUS MATERIALS. The term “Hazardous Substances”, as used in this Lease shall mean pollutants, contaminants, toxic or hazardous wastes, or any other substances, the use and/or the removal of which is required or the use of which is restricted, prohibited or penalized by any “Environmental Law”, which term shall mean any federal, state or local law, ordinance or other statute of a governmental or quasi-governmental authority relating to pollution or protection of the environment. Tenant hereby agrees that no activity will be conducted on the Premises that will produce any Hazardous Substance, except for such activities that are part of the ordinary course of Tenant’s business activities (the “Permitted Activities”) provided said Permitted Activities are conducted in accordance with all Environmental Laws and have been approved in advance in writing by Landlord (Landlord hereby consents common operational tasks such as changing toners and replacing batteries); Tenant shall be responsible for obtaining any required permits and paying any fees and providing any testing required by any governmental agency in connection with such Permitted Activities. Should it be determined, in Landlord’s reasonable opinion, that said Permitted Materials are being improperly stored, used, or disposed of, then Tenant shall immediately take such corrective action as requested by Landlord. Should Tenant fail to take such corrective action within twenty-four (24)

hours, Landlord shall have the right to perform such work and Tenant shall promptly reimburse Landlord for any and all costs associated with said work. Tenant agrees to indemnify, defend and hold harmless Landlord, its lenders, any managing agents and leasing agents of the Premises, and their respective agents, partners, officers, directors and employees, from all claims, demands, actions, liabilities, costs, expenses, damages (actual or punitive) and obligations of any nature arising from or as a result of any Hazardous Substances being brought into the Building or Premises by Tenant or its agents, employees, or contractors. Landlord will indemnify, defend and hold Tenant harmless from and against any claim, cost, damage, expense (including without limitation reasonable attorneys' fees and costs of defense but excluding indirect or consequential damages), loss, liability, or judgment now or hereafter arising as a result of any claim associated with any required clean-up or other actions arising from the existence, release or threatened release of Hazardous Substances on, in or under the Premises, to the extent not introduced or aggravated by the act or neglect of Tenant or Tenant’s agents, employees or contractors, that is either (i) released by Landlord or its agents, employees or contractors, or (ii) accruing prior to the Commencement Date. The foregoing indemnifications and the responsibilities of Tenant and Landlord shall survive the termination or expiration of this Lease.

ARTICLE 19: RELOCATION. Landlord may, at any time, but on only one (1) occasion, relocate Tenant to another area of the Building (herein referred to as “new premises”) providing the new premises shall be substantially similar in size, location (must be on the same floor or higher), utility, window line, quality, appearance, and use for Tenant's purposes. If Tenant is already occupying the Premises at the time Landlord exercises the rights granted by this Article, Landlord, at its expense, shall remove, relocate, and reinstall Tenant’s equipment, furniture, and fixtures, including all wiring and cabling in the new premises and redecorate the new premises so that they will be substantially the same as the former Premises, all at Landlord’s sole cost and expense. In addition, Landlord shall pay all reasonable out-of-pocket costs directly related to such relocation, including, without limitation, any other costs necessary to improve the new premises to the same level of finish as existed in the original Premises, wiring/cabling costs, moving costs, and the cost of stationery and similar items rendered useless by such relocation. Landlord shall give Tenant at least ninety (90) days’ notice before making such change. Tenant shall cooperate with Landlord in all reasonable ways to facilitate the move. Tenant may elect to have the physical move occur during weekend or evening hours in order to minimize any effect on Tenant’s business. Tenant shall not be required to physically move until such time as the new premises is ready for business to be conducted therefrom. If the new premises is larger than the original Premises, then (i) Tenant’s Share shall be adjusted proportionately, and (ii) Base Rent shall be reduced so that, when combined with Tenant’s Share of Operating Expenses and Taxes, the total amount due from Tenant in accordance with this Lease for Base Rent, Operating Expenses, and Taxes does not exceed the amounts that would have been payable for the original Premises. If the new premises are smaller than the original Premises, then Base Rent and Tenant’s Share shall be reduced proportionately.

ARTICLE 20: DEFAULT. The occurrence of any one or more of the following matters constitutes a default (“Default”) by Tenant under this Lease:

(a)
Failure by Tenant to pay, within five (5) days after the due date, any Rent or any other amounts due and payable by Tenant under this Lease; provided, however, Tenant shall be entitled to written notice and a five (5) day cure period (i) on two (2) occasions during any twelve (12) month period with respect to recurring Rent and (ii) on each occasion with respect to nonrecurring Rent;

(b)
Failure by Tenant to observe or perform any other covenant, agreement, condition or provision of this Lease, if such failure shall continue for thirty (30) days after written notice thereof to Tenant by Landlord; provided, however, Tenant may have a longer period to cure (not to exceed ninety (90) days) provided that Tenant promptly commences and diligently pursues such cure to completion;

(c)
Tenant or any guarantor of this Lease becomes insolvent or bankrupt or admits in writing its inability to pay its debts as they mature, makes an assignment for the benefit of creditors, or applies for or consents to the appointment of a trustee or receiver for itself or for all or a part of its property; and

(d)
Tenant shall repeatedly default in the timely payment of Rent or any other charges required to be paid to Landlord pursuant to this Lease, or shall repeatedly default in keeping, observing or performing any other covenant, agreement, condition or provision of this Lease, whether or not Tenant shall timely cure any such payment or other default. For the purposes of this subsection, the occurrence of the same default for which Tenant has received notice four (4) times during any twelve (12) month period shall constitute a repeated default.

Any notice periods provided for under this Article shall run concurrently with any statutory notice periods, and any notice given hereunder may be given simultaneously with or incorporated into any such statutory notice.

ARTICLE 21: REMEDIES.

1.01
Landlord’s Remedies. If a Default occurs, Landlord shall have the following rights and remedies, which shall be distinct, separate and cumulative, and which may be exercised by Landlord concurrently or consecutively in any combination and which shall not operate to exclude or deprive Landlord of any other right or remedy which Landlord may have at law or in equity: (a) Landlord may terminate this Lease by giving to Tenant notice of Landlord’s intention to do so, in which event the Term shall end, and all right, title and interest of Tenant hereunder shall expire, on the date stated in such notice; (b) Landlord may terminate the right of Tenant to possession of the Premises by any lawful means, without terminating this Lease. In such event, Tenant’s obligations under this Lease shall continue in full force and effect and Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant’s default, not limited to those set forth herein; and (c) Landlord may enforce the provisions of this Lease and may enforce and protect the rights of Landlord hereunder by a suit or suits in equity or at law for the specific performance of any covenant or agreement contained herein, or for the enforcement of any other appropriate legal or equitable remedy, including injunctive relief and recovery of all moneys due or to become due from Tenant under any of the provisions of this Lease.

1.02
Surrender of Possession. If Landlord exercises either of the remedies provided for in subparagraphs (a) and (b) of Article 21.01, Tenant shall surrender possession and vacate the Premises immediately and deliver possession thereof to Landlord, and Landlord may then, or at any time thereafter, re-enter and take complete and peaceful possession of the Premises, full and complete license so to do being granted to Landlord, and Landlord may remove all property therefrom, without being deemed in any manner guilty of trespass, eviction or forcible entry and detainer and without relinquishing Landlord’s right to Rent or any other right given to Landlord hereunder or by operation of law.

1.03
Damages. If Landlord terminates the right of Tenant to possession of the Premises without terminating this Lease, such termination of possession shall not release Tenant, in whole or in part, from Tenant’s obligation to pay the Rent hereunder for the full stated Term. Alternatively, at Landlord’s option, Landlord shall have the right, from time to time, to recover from Tenant, and Tenant shall remain liable for, all Base Rent and additional Rent and any other sums then due under this Lease during the period from the date of such notice or termination of possession to the end of the Term. Landlord may file suit from time to time to recover any such sums and no suit or recovery by Landlord of any such sums or portion thereof shall be a defense to any subsequent suit brought for any other sums due under this Lease. Alternatively, if Landlord elects to terminate this Lease, Landlord shall be entitled to recover from Tenant all Base Rent and additional Rent accrued and unpaid for the period up to and including such termination date, as well as all other additional sums payable by Tenant hereunder. In addition, Landlord shall be entitled to recover, as damages for loss of the benefit of its bargain and not as a penalty, the sum of (x) the unamortized cost to Landlord, computed and determined in accordance with generally accepted accounting principles, of any tenant improvements provided by Landlord at its expense, (y) the aggregate sum which at the time of such termination represents the excess, if any, or the present value of the aggregate Base Rent and additional Rent (as reasonably estimated by Landlord) for the remainder of the Term over the then present value of the then aggregate fair rental value of the Premises for the balance of the Term, immediately prior to such termination, such present worth to be computed in each case on the basis of a six percent (6%) per annum discount from the respective dates upon which rentals would have been payable hereunder had the Term not been terminated, and (z) any damages in addition thereto, including reasonable attorneys’ fees and court costs, which Landlord shall have sustained by reason of the Default of any of the covenants of this Lease other than for the payment of Rent.

1.04
Reletting. In the event Landlord terminates the right of Tenant to possession of the Premises without terminating this Lease as aforesaid, Landlord shall use commercially reasonable efforts to relet the Premises or any part thereof for the account of Tenant for such rent, for such time (which may be for a term extending beyond the Term) and upon such terms as Landlord in Landlord’s reasonable discretion shall determine (including concessions of free rent and other inducements to prospective tenants), and Landlord shall not be required to accept any tenant offered by Tenant or to observe any instructions given by Tenant relative to such reletting and may give the leasing of any unleased space in the Building priority over the reletting of the Premises. Also, in any such event, Landlord may make repairs, alterations and additions in or to the Premises and redecorate the same to the extent deemed by Landlord necessary, and, in connection therewith, change the locks to the Premises, and Tenant shall upon demand pay the reasonable cost thereof together with Landlord’s reasonable expenses of reletting. Landlord may collect the rents from any such reletting and apply the same first to the payment of the expenses of re-entry, redecoration, repair and alterations and the expense of reletting (including without limitation brokers’ commissions and reasonable attorneys’ fees) and second to the payment of Rent herein provided to be paid by Tenant. Any excess or residue shall operate only as an offsetting credit against the amount of Rent as the same theretofore became or thereafter becomes due and payable hereunder, but the use of such offsetting credit to reduce the amount of Rent due Landlord, if any, shall not be deemed to give Tenant any right, title or interest in or to such excess or residue and any such excess or residue shall belong solely to Landlord. No such re-entry or repossession, repairs, alterations and additions, or reletting shall be construed as an eviction or ouster of Tenant, an election on Landlord’s part to terminate this Lease or an acceptance of a surrender of this Lease, unless a written notice of such intention be given to Tenant, or shall operate to release Tenant in whole or in part from any of Tenant’s obligations hereunder. Landlord may, at any time and from time to time, sue and recover judgment for any deficiencies remaining after the application of the proceeds of any such reletting.

1.05
Removal of Tenant’s Property. All property removed from the Premises by Landlord pursuant to any provisions of this Lease or of law shall be handled, removed or stored by Landlord at the cost, expense and risk of Tenant, and Landlord, shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay Landlord upon demand for all expenses incurred by Landlord in such removal and storage.

1.06
Costs. Tenant shall pay all costs, charges and expenses, including, without limitation, court costs and reasonable attorneys’ fees incurred by Landlord or its beneficiaries in enforcing Tenant’s obligations under this Lease due to a Tenant Default, in the exercise by Landlord of any of its remedies in the event of a Default, in any litigation, negotiation or transactions in which Tenant causes Landlord, without Landlord’s fault, to become involved or concerned, or in consideration of any request for approval of or consent to any action by Tenant which is prohibited by this Lease or which may be done only with Landlord’s approval or consent, whether or not such approval or consent is given.

1.07
Late Charges and Interest. Tenant shall pay a late payment fee equal to five percent (5%) of the amount due if any payment of Rent is not paid when due. In addition, any amount due hereunder shall bear interest after default in the payment thereof at the annual rate of Prime plus five percent (5%). “Prime” means the prime interest rate per annum for commercial loans (as published from time to time by The Wall Street Journal (http://www.wsj.com/mdc/public/page/2_3020-moneyrate.html), and with any changes in such rate to be effective on the date such change is published), provided that in no event shall such interest rate exceed the highest legal interest rate for business loans. Notwithstanding the foregoing, Landlord shall waive the late charge and interest on the first late payment of Rent during each calendar year provided that Tenant pays the late amount, in full, within five (5) business days after Tenant’s receipt of written notice thereof.

1.08
Landlord’s Right to Perform Tenant’s Duties. If Tenant fails timely to perform any of its duties under this Lease, Landlord shall have the right (but not the obligation), after the expiration of any grace period specifically provided by this Lease, to perform such duty on behalf and at the expense of Tenant without further notice to Tenant, and all sums expended or expenses incurred by Landlord in performing such duty shall be deemed to be Rent under this Lease and shall be due and payable to Landlord upon demand by Landlord.

1.09
Cumulative Rights. All of Landlord’s rights and remedies under this Lease shall be cumulative with and in addition to any and all rights and remedies which Landlord may have at law or in equity. Any specific remedy provided for in any provision of this Lease shall not preclude the concurrent or consecutive exercise of a remedy provided for in any other provision hereof.

ARTICLE 22: MISCELLANEOUS.

1.01
Benefit. All terms, covenants and conditions on this Lease shall be binding upon and inure to the benefit of and shall apply to the respective heirs, executors, administrators, successors, assigns and legal representatives of Landlord and Tenant.

1.02
Execution and Delivery. The execution of this Lease by Tenant and delivery of the same to Landlord or Landlord’s Management Agent do not constitute a reservation of or option to lease the Premises or an agreement by Landlord to enter into a Lease, and this Lease shall become effective only if and when Landlord executes and delivers a counterpart hereof to Tenant. Tenant acknowledges and agrees that by executing and delivering this Lease to Landlord or Landlord’s agent Tenant has made an offer to Landlord which offer may not be revoked, altered or modified for a period of five (5) business days and, thereafter, only if Landlord has failed to countersign a copy of this Lease prior to Landlord’s receipt of a written revocation from Tenant.

1.03
Applicable Law. This Lease shall be governed by and construed in accordance with the laws of the State of California, and the parties agree that venue is proper in and hereby submit themselves to the jurisdiction of the courts located in California.

1.04
Non-Waiver of Defaults. No waiver of any provision of this Lease shall be implied by any failure of Landlord to enforce any remedy on account of the violation of such provision, even if such violation be continued or repeated subsequently, and no express waiver shall affect any provision other than the one specified in such waiver and in that event only for the time and in the manner specifically stated. No endorsement or statement on any check or any letter accompanying any check or payment of Rent shall be deemed an accord and satisfaction. Landlord may accept any such check or payment without prejudice to Landlord’s right to recover the balance due of any installment or payment of Rent or pursue any other remedies available to Landlord with respect to any existing defaults. None of the terms, covenants or conditions of this Lease can be waived by either Landlord or Tenant except by appropriate written instrument.

1.05
Force Majeure. Neither Landlord nor Tenant shall be deemed in default with respect to the failure to perform any of the terms, covenants and conditions of this Lease on the performing party’s part to be performed, if such failure is due in whole or in part to any strike, lockout, labor dispute (whether legal or illegal), civil disorder, inability to procure materials, failure of power, restrictive governmental laws and regulations, riots, insurrections, war, fuel shortages, accidents, casualties, Acts of God, acts caused directly or indirectly by the other party (or the other party’s agents, employees, guests or invitees), or any other cause beyond the reasonable control of the performing party. In such event, the time for performance by the performing party shall be extended by an amount of time equal to the period of the delay so caused. Nothing in this Section 22.05 shall apply to any monetary obligation owed by one party to the other, or to either party’s obligation to carry the insurance coverages required under this Lease.

1.06
Financial Statements. Tenant shall, within ten (10) business days after request by Landlord from time to time, furnish a true and accurate audited statement of its financial condition prepared in conformity with generally accepted accounting principles. The terms and conditions of this paragraph shall not be applicable if Tenant reports its financial condition to the United States Securities and Exchange Commission or if the financial statements of Tenant are readily available to the public.

1.07
Relationship of Parties. Nothing contained in this Lease shall create any relationship between the parties hereto other than that of Landlord and Tenant, and it is acknowledged and agreed that Landlord shall not be deemed to be a partner of Tenant in the conduct of its business, or a joint venturer or a member of a joint or common enterprise with Tenant.

1.08
Amendments. This Lease contains and embodies the entire agreement of the parties hereto, and no representation, inducements or agreements, oral or otherwise, not contained in this Lease shall be of any force or effect. This Lease may not be modified in whole or in part in any manner other than by an instrument in writing duly signed by both parties hereto.

1.09
Confidentiality. Tenant shall specifically not release any information about lease rates, concessions, options or rights to any current or prospective tenant or occupant of the Building or Complex, except in connection with Tenant’s Permitted Transfers or proposed Transfers or as required by applicable law (e.g. 8-K and 10-K filings).

1.10
Construction. The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning and neither strictly for nor against either Landlord or Tenant. Article and Section headings in this Lease are for convenience only and are not to be construed as part of this Lease or in any way defining, limiting, amplifying, construing, or describing the provisions hereof. Time is of the essence of this Lease and every term, covenant and condition hereof. The words “Landlord” and “Tenant,” as herein used, shall include the plural as well as the singular. In the event there is more than one person or entity which executes this Lease as Tenant, the obligations to be performed and liability of all such persons and entities shall be joint and several. All of the covenants of Tenant hereunder shall be deemed and construed to be “conditions” as well as “covenants” as though the words specifically expressing or importing conditions were used in each separate instance. Landlord and Tenant agree that in the event any term, covenant or condition herein contained (other than with respect to the payment of Rent) is held to be invalid or void by any court of competent jurisdiction, the invalidity of any such term, covenant or condition shall in no way affect any other term, covenant or condition herein contained.

1.11
Brokers. Landlord and Tenant represent and warrant unto each other that each has directly dealt with and only with Landlord’s Manager and the Brokers, if any, identified in Article 1 of this Lease as broker in connection with this Lease, and agree to indemnify and hold harmless each other from and against any and all claims or demands, damages, liabilities and expenses of any type or nature whatsoever arising by reason of the incorrectness or breach of the aforesaid representation or warranty. Landlord shall be responsible for any commission or fees due to the Brokers pursuant to a separate written agreement between Landlord and Broker(s).

1.12
Counterclaims and Waiver of Jury Trial. EXCEPT FOR COMPULSORY OR MANDATORY COUNTERCLAIMS, Tenant hereby waives any right to plead any counterclaim, offset or affirmative defense in any action or proceedings brought by Landlord against Tenant for any eviction proceedings. This shall not, however, be construed as a waiver of Tenant’s right to assert any claim in a separate action brought by Tenant against Landlord, subject, however, to the terms and conditions of Article 14 above. TO THE EXTENT PERMITTED BY LAW, LANDLORD AND TENANT AND THEIR RESPECTIVE OFFICERS, DIRECTORS, AGENTS AND EMPLOYEES AGREE THAT EACH SHALL, AND DO HEREBY, WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY, BETWEEN OR AGAINST THE PARTIES HERETO OR THEIR SUCCESSORS OR ASSIGNS OR THEIR RESPECTIVE OFFICERS, DIRECTORS, AGENTS AND EMPLOYEES ON ANY MATTERS ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, AND/OR TENANT’S USE OR OCCUPANCY OF THE PREMISES. THIS WAIVER IS MADE FREELY AND VOLUNTARILY, WITHOUT DURESS AND ONLY AFTER EACH OF THE PARTIES HERETO HAS HAD THE BENEFIT OF ADVICE FROM LEGAL COUNSEL ON THIS SUBJECT.

1.13
Notices and Demands. All notices, demands, approvals, consents, requests for approval or consent or other writings in this Lease provided to be given, made or sent by either party hereto to the other (“Notice”) shall be in writing and shall be deemed to have been fully given, made or sent when made by personal service or by nationally-recognized overnight courier, and properly addressed to the addresses set forth in Section 1 above. The address to which any Notice should be given, made or sent to either party may be changed by written notice given by such party as above provided.

1.14
OFAC. Tenant represents and warrants that, to the best of its knowledge, Tenant and all persons and entities having an ownership interest in Tenant, as well as all guarantors of all or any portion of the Lease: (i) are not, and shall not become, a person or entity with whom Lender is restricted from doing business with under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including, but not limited to, those named on OFAC's Specially Designated and Blocked Persons list) or under any statute, executive order (including, but not limited to, the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action;

(ii) are not knowingly engaged in, and shall not engage in, any dealings or transaction or be otherwise associated with such persons or entities described in (i) above; and (iii) are not, and shall not become, a person or entity whose activities are regulated by the International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001 or the regulations or orders thereunder.

1.15
Counterparts; Electronic Signatures. This Lease may be executed in counterparts, including both counterparts that are executed on paper and counterparts that are in the form of electronic records and are executed electronically (including those executed using e-signature software such as DocuSign). An electronic signature means any electronic sound, symbol or process attached to or logically associated with a record and executed and adopted by a party with the intent to sign such record, including facsimile or e-mail electronic signatures. All executed counterparts shall constitute one agreement, and each counterpart shall be deemed an original. The parties hereby acknowledge and agree that electronic records and electronic signatures, as well as facsimile signatures, may be used in connection with the execution of this Lease and electronic signatures, facsimile signatures or signatures transmitted by electronic mail or via e-signature software (such as DocuSign) in so-called pdf format shall be legal and binding and shall have the same full force and effect as if a paper original of this Lease had been delivered and had been signed using a handwritten signature. Landlord and Tenant (i) agree that an electronic signature, whether digital or encrypted, of a party to this Lease is intended to authenticate this writing and to have the same force and effect as a manual signature, (ii) intend to be bound by the signatures (whether original, faxed or electronic) on any document sent or delivered by facsimile or, electronic mail, or other electronic means, (iii) are aware that the other party will rely on such signatures, and (iv) hereby waive any defenses to the enforcement of the terms of this Lease based on the foregoing forms of signature. If this Lease has been executed by electronic signature, all parties executing this document are expressly consenting under the Electronic Signatures in Global and National Commerce Act (“E- SIGN”), and Uniform Electronic Transactions Act (“UETA”), that a signature by fax, email or other electronic means shall constitute an Electronic Signature to an Electronic Record under both E-SIGN and UETA with respect to this specific transaction.

1.16
IRC. If Landlord is advised by its counsel at any time that any part of the payments by Tenant to Landlord under this Lease may be characterized as other than “rent from real property” under either Section 512(b)(3) of the United States Internal Revenue Code and its regulations (the “Code”) or Section 856(d) of the Code or otherwise as unrelated business taxable income under the Code, then Tenant shall enter into any commercially reasonable amendment proposed by Landlord to avoid such income, so long as the amendment does not require Tenant to make more payments or accept fewer services from Landlord, than this Lease provides, or otherwise adversely affect Tenant’s rights or obligations under this Lease or impose an undue burden on Tenant.

1.17
Waiver of Statutory Provisions. Each party waives the rights and provisions under California Civil Code §§ 1932(2), 1933(4) and 1945. Tenant waives (a) any rights under (i) California Civil Code §§ 1932(1), 1941, 1942, 1950.7 or any similar law, or (ii) California Code of Civil Procedure §§ 1263.260 or 1265.130; and (b) any right to terminate this Lease under California Civil Code § 1995.310.

1.18
No Discrimination. The lessee herein covenants by and for himself, his heirs, executors, administrators, and assigns, and all persons claiming under or through him, and this lease is made and accepted upon the subject to the following conditions: That there shall be no discrimination against or segregation of any person or group of persons, on account of race, religion, sex, or national origin, in the leasing, subleasing, transferring, use, occupancy, tenure, or enjoyment, of the premises herein leased, nor shall the lessee establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy of tenants, lessees, sublessees, subtenants, or vendees in the premises herein leased.

1.19
Guaranty. Intentionally Omitted.

1.20
Energy and Environmental Initiatives; LEED; Well Building; IREM Certification; Sustainability.

(a)
The Landlord and the Tenant will share the ENERGY STAR Environmental Performance Data they hold relating to the Premises and/or the Building. As used herein, “Environmental Performance Data” shall mean reports, either in the form of utility bills or spreadsheets, which detail the space’s electricity, steam, natural gas, fuel oil, water, and waste consumption over a given period of time, and “ENERGY STAR” shall mean the energy efficiency certification program for buildings and appliances/equipment administered by the U.S. EPA. Buildings and consumer products earn an ENERGY STAR label/rating if they are more efficient than similar buildings/products. This Environmental Performance Data will be shared on a regular basis but not less frequently than annually, with each other, with the Building’s property manager and with any third party who the Landlord and the Tenant agree needs to receive such data. Save where they are under a statutory obligation of disclosure, the Landlord and the Tenant will keep conﬁdential the Environmental Performance Data shared under this clause, and will only use such data for the purposes of:

(i)
Monitoring and improving the Environmental Performance of the Premises and/or

the Building; and/or

(ii)
Measuring the Environmental Performance of the Premises and/or the Building against any agreed targets. The Landlord will procure that the Managing Agent is placed under a similar obligation to that set out in the above clause to keep any shared data conﬁdential and to use it only for the purposes listed in that clause.

Where the Landlord or Tenant discloses any shared data to a third party, they will ensure that that third party is placed under a similar obligation to that set out in the above clause to keep any shared data conﬁdential and to use it only for the purposes listed in that clause.

(b)
Tenant shall use commercially reasonable efforts to help meet Building-wide energy use reduction goals and minimize unnecessary use of electricity, water, heating, and air conditioning, including recommended use of window shades and curtains to keep out summer heat and keep in winter warmth. Tenant agrees to reasonably cooperate with Landlord, and to abide by all reasonable requirements which Landlord may prescribe, to ensure the most effective and energy-efficient operation of the Building, and for the proper protection and functioning of its Building systems and the furnishing of the Building services. Tenant further agrees to cooperate with Landlord in any conservation effort pursuant to a program or procedure promulgated or recommended by the public utility serving the Building, or ASHRAE or any Requirements. The requirements imposed by Landlord shall not be reasonable if the same materially adversely affect Tenant’s ability to use the Premises or operate its business from the Premises.

(c)
General Objectives.

(1)
Tenant acknowledges Landlord’s intention to operate the Building so as to provide for: (i) a healthy indoor environment; (ii) the reduced use of energy and the use of renewable energy; (iii) the reduced use of water and the use of recycled water; (iv) the facilitation of alternate transportation to the Building; (v) the use of non-toxic, low-impact cleaning, pest control and other products used in the operation and maintenance of the Building; (vi) the installation and use of sustainable materials, furniture, equipment and improvements within the Building; and (vii) the recycling of daily operational waste that results from the activities of tenants, licensees and customers at the Building.

(2)
Tenant also acknowledges that Landlord may operate, manage and maintain the Building so as to obtain or retain a certification or rating thereunder or obtain and maintain other Green Building Rating System accreditations, ratings or certifications as Landlord reasonably deems appropriate for the Building.

(d)
Implementation. Tenant agrees to conduct its operations within the Premises and the Building in accordance with the following provisions:

(1)
In performing all construction activities, Tenant and its employees, contractors, representatives and agents shall comply with the following provisions, as the same may be updated, augmented or replaced by Landlord in its reasonable discretion:

(i)
Reasonable efforts shall be made to recycle at least 25% of all construction debris created during and as a result of the performance of any work by Tenant at the Premises. Tenant shall cause its contractors to document the disposal and recycling of construction debris and shall deliver such documentation to Landlord upon receipt.

(ii)
An air quality approach equivalent to the Sheet Metal and Air Conditioning Contractors’ National Association (“SMACNA”) Indoor Air Quality Guidelines for occupied buildings under construction or other equivalent standard as required by Landlord shall be followed.

(iii)
Such other reasonable requirements as shall be necessary to cause the Building to comply with the then-current Sustainability Guidelines.

(2)
Tenant shall employ a low-environmental impact sustainable cleaning and maintenance program with respect to the Premises that complies with the then current Sustainability Guidelines, including:

(i)
the use of sustainable cleaning chemicals;

(ii)
the use of non-disposable or recyclable janitorial paper products and trash bags when price, quality and availability are comparable to conventional products;

(iii)
training of maintenance personnel as to the hazards, use, maintenance and disposal of cleaning chemicals, dispensing equipment and packaging.

(3)
Tenant shall, as feasible, limit use of hardscape cleaning through water pressure. Tenant shall collect all wastewater resulting from cleaning activities in the Premises and not permit such wastewater to runoff or otherwise migrate to the adjacent environment or landscaping. In addition, Tenant shall, if applicable and as feasible, use sustainable alternatives to road salts to address snow and ice on roadways, such as, in appropriate situations, snow/ ice melting products.

(4)
All improvements, trade fixtures and equipment installed in the Premises by Tenant shall be in compliance with the following:

(i)
Plumbing: All plumbing fixtures, including faucets, showerheads, toilets and urinals, installed by Tenant in the Premises shall be “low-flow” and shall meet flow-rates acceptable to Landlord or as required by the then-current Sustainability Guidelines.

(ii)
Equipment and Appliances: If Tenant elects to install equipment and appliances in the Premises, Tenant shall install and use high-efficiency, ENERGY STAR rated (or equally efficient) equipment and appliances in the Premises. Tenant shall deliver to Landlord, such documentation regarding the equipment and appliances installed in the Premises as Landlord shall request.

(iii)
Not applicable.

(iv)
Lighting: Tenant shall endeavor to meet the lighting power density standards established by ASHRAE Standard 90.1-2010 (or equivalent or then-current standard) with respect to all lighting installed in the Premises by Tenant, including the use of high-efficiency lighting equipment and systems, daylighting measures, automatic dimmers and motion detectors/ occupancy sensors, where and to the extent appropriate.

(v)
Materials: Tenant shall, as feasible and if the price, quality and availability are comparable to conventional products; incorporate into the Premises materials that have low or no volatile organic compounds (i.e., organic chemicals that have a high vapor pressure at ordinary room temperate) (“VOC”), high recycled content that are regionally sourced and rapidly renewable and, with respect to wood, are sourced from responsibly managed forests; provided that all paints, sealants, coatings, glues, adhesives, carpets, non- carpet finished floors and composite materials used within the Premises shall meet “low or no” VOC/ toxicity standards acceptable to Landlord or as required by the Sustainability Guidelines.

(5)
Garbage Disposal and Recycling: Tenant shall comply with all Applicable Laws regarding the collection, sorting, separating and recycling of garbage, waste, trash and other refuse and with Landlord’s reasonable recycling policies as promulgated from time to time and shall sort and separate its trash and recycling into separate receptacles as designated by Applicable Laws and/or Landlord. Tenant shall pay all costs, expenses, fines, penalties and damages that may be imposed on Landlord or Tenant as a result of Tenant’s failure to comply with these requirements. If Tenant contracts directly for the collection, disposal and recycling of its waste, Tenant shall cause its contractors to document the disposal and recycling of same and shall deliver such documentation to Landlord upon request.

(i)
Energy-Efficiency Practices: Tenant shall, as feasible, implement energy-efficient practices within the Premises, including closing all window shades facing the sun, turning off any unnecessary lights and equipment after the close of business each day and keeping the doors to the Premises closed during periods where there is a significant variation between indoor and outdoor temperatures and humidity levels.

(ii)
Irrigation: Tenant, shall, as feasible and if applicable, implement a water- efficient irrigation system and practices and shall use recycled water for irrigation purposes provided and to the extent that recycled water is available at the Building.

(e)
Assessment. Landlord and Tenant shall use good-faith efforts to achieve the objectives set forth above and those set forth, from time to time, in the then-current Sustainability Guidelines. Landlord and Tenant shall meet at least once annually to discuss and evaluate the extent to which these objectives have been achieved with respect to the Premises and the Building and any further actions that reasonably may be taken to facilitate the achievement of such objectives.

(f)
Recycling. Landlord shall provide Building-wide infrastructure for materials recycling and supply recycling bins to Tenant for paper, metals, and plastics. Landlord shall also provide electronics disposal bins for computers and similar electronic equipment. Tenant shall use commercially reasonable to recycle by separating waste stream into paper, plastic, and metals, and dispose of all electronic items (cell phones, computers, batteries, etc.) in designated bins. Tenant shall, at its sole cost and expense, comply with all reasonable requirements with respect to the recycling or sorting of refuse and rubbish, and, without limiting the generality of the foregoing:

(1)
shall recycle spent products, including toner cartridges, copier drums and fluorescent tubes;

(2)
shall provide facilities in the Premises for separate storage and recycling of each of the following:

(i)
paper products and cardboard;

(ii)
aluminum, glass and plastic, and

(iii)
food wastes and so-called “wet garbage.”

Tenant shall arrange and require its employees working in the Premises to participate in annual training regarding recycling and shall participate in Landlord-sponsored training programs regarding recycling. Landlord reserves the right to refuse to collect or accept from Tenant any refuse or rubbish which is not separated and sorted as required and to require Tenant to arrange for such collection, at Tenant’s sole cost and expense, using a contractor reasonably satisfactory to Landlord.

(g)
Alterations. Tenant shall specify that all paints, sealants, and adhesives used or to be used within the Premises meet EcoLogo, Green Seal, South Coast Air Quality Management District regulations, MPI Green Performance Standards or equivalent so as to ensure no or low emissions of VOCs within the Building. Upon no less than two (2) business days’ prior written notice, Landlord may from time to time conduct tests to measure VOCs within the Premises. Any and all tenant improvement work and/or alterations will be performed in accordance with Landlord’s reasonable sustainability practices, including any agreed upon third-party rating system concerning the environmental compliance of the Building or the Premises, as the same may change from time to time. If Tenant is preparing plans and specifications for tenant improvement work or alterations, Tenant further agrees to engage a qualiﬁed third party LEED or Green Globe Accredited Professional or similarly qualiﬁed professional during the design phase through implementation of any tenant improvement work and/or alterations to review all plans, material procurement, demolition, construction and waste management procedures to ensure they are in full conformance to Landlord’s sustainability practices, as set forth above. Construction and alterations within the Premises shall comply with the following:

(1)
All Alterations made by Tenant shall meet all applicable energy savings and/or energy efficient building code requirements. If there is a conflict between the building code requirements and those set forth in the Lease, the requirements calling for higher energy savings and efficiency shall apply.

(2)
Tenant may only install in the Premises ENERGY STAR rated appliances, including dishwashers, refrigerators, vending machines and water coolers, and ENERGY STAR rated office equipment, including computers, monitors, printers, faxes and scanners.

(3)
Tenant shall ensure that any lighting installed by Tenant in the Premises complies with ASHRAE Standard 90.1 2004 by either the space by space or building area method, including the following:

(i)
Tenant shall use compact fluorescents or light emitting diodes in place of incandescent and halogen bulbs for accent lighting and down lighting. Alternative lighting with energy efficiencies equal to or greater than compact fluorescents may also be used.

(ii)
High efficiency electronic ballasts shall be considered for fluorescent tubes. Fluorescents tube fixtures and down lighting fixtures shall also have interior reflective surfaces where possible.

(5)
If Tenant elects to install new lighting in the Premises, Tenant shall install timers, dimmers or programmable lighting controls throughout the Premises, as follows:

(i)
All lighting installed by or on behalf of Tenant shall be controlled by occupancy or motion sensors arranged to control open plan office areas of 1,000 square feet or less and within all individual offices, conference rooms and general use rooms.

(ii)
In connection with lighting installed by or on behalf of Tenant, Tenant shall provide capacity to adjust light levels in all areas where natural light is available. In addition to occupancy or motion sensors, the zone extending from all glazed perimeter walls shall be additionally controlled by light level sensors coordinated with the occupancy or motion sensors and connected to dimmers adjusted to maintain appropriate office lighting levels at desk surface levels.

(h)
Purchasing. Landlord and Tenant shall purchase ENERGY STAR or comparably efficient appliances for the Building and/or Premises, as applicable, and Landlord and Tenant shall protect indoor air quality by using low-VOC paints and carpets and requiring office cleaners to use “green” and non-toxic cleaning products and providing appropriate plants in common areas. Landlord and Tenant shall comply with the following environmentally preferable purchasing policy when procuring furniture, ﬁxtures, carpeting, materials, supplies appliances, and equipment to be brought into the Building and Premises, which requires that each use, when reasonably practical:

(1)
ENERGY STAR-qualified office equipment, electronics, appliances including refrigerators;

(2)
products containing pre-consumers and post-consumer materials;

(3)
Products containing rapidly renewal material;

(4)
products containing Forest Stewardship Council-certified wood. “Forest Stewardship Council” shall mean the non-profit organization which certifies paper products for their sustainable harvesting practices;

(5)
products harvested or processed, or extracted and processed within 500 miles of the Building;

(6)
high-efficiency, low mercury-content lamps that maintain an overall average of less than 90 picograms of mercury per lumen hour of light output;

(7)
compact fluorescent lamps that comply with the National Electric Manufacturers

Association;

(8)
low-or no VOC furniture, furnishing or composite wood products that contain no urea-formaldehyde, low or no VOC paints, adhesives, solvents or other such materials meeting Green Seal Standard GS-11 or equivalent. The use of sprayed paint is prohibited; and

(9)
salvaged, refurbished or reused materials, furniture.

Nothing in this Section 22 shall require Tenant to perform any alterations or tenant improvement work or purchase any furniture, equipment, or other items.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE]

IN WITNESS WHEREOF, this Lease is effective on the date of the full execution hereof, and the parties hereto have identified this Lease as of the day and year set forth on the first page of this Lease.

LANDLORD:

SPUS8 2100 POWELL, LP,

a Delaware limited partnership

By:	/s/ Brian Ma
Name:	Brian Ma
Title:	Authorized Signatory

Date:	3/16/2022

By:	/s/ Diann Hsueh
Name:	Diann Hsueh
Title:	Vice President

Date:	3/16/2022

TENANT:

DYNAVAX TECHNOLOGIES CORPORATION,

a Delaware corporation

By:	/s/ Kelly MacDonald
Name:	Kelly MacDonald
Title:	Chief Financial Officer
Date:	3/15/2022

RIDER TO LEASE

Landlord and Tenant hereby agree that the following provisions are hereby added to the Lease:

1.
California Civil Code Section 1938. Pursuant to California Civil Code §1938(a), Landlord hereby states that the Premises have not undergone inspection by a Certified Access Specialist (CASp) (defined in California Civil Code § 55.52). Accordingly, pursuant to a California Civil Code § 1938(c), Landlord hereby further states as follows:

A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.

In accordance with the foregoing, Landlord and Tenant agree that if Tenant obtains a CASp inspection of the Premises, then Tenant shall pay (i) the fee for such inspection, and (ii) except as may be otherwise expressly provided in this Lease, the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the Premises.

2.
Conflict. In the event of any express conflict or inconsistency between the terms of this Rider and the terms of the Lease, the terms of this Rider shall control and govern.

[Remainder of Page Intentionally Left Blank]

EXHIBIT A

(Floor Plan of Premises)

EXHIBIT B

(Work Letter)

None. Tenant accepts the Premises in its present “as-is” and “where-is” condition.

EXHIBIT C

(Confirmation of Lease Terms and Dates)

Re: Office Lease (the “Lease”) dated January 25, 2022 between SPUS8 2100 POWELL, LP, a Delaware limited partnership (“Landlord“), and DYNAVAX TECHNOLOGIES CORPORATION, a Delaware corporation (“Tenant“) for the premises located at 2100 Powell Street, Emeryville, California 94608 (“Premises”).

The undersigned, as Tenant, hereby confirms as of this ______ day of _______, 20____, the following:

1.
The Commencement Date is:________________________
2.
The Expiration Date is:________________________
3.
The rent schedule is:

Dates	Monthly Base Rent / RSF	Monthly Installment of Base Rent
__________—__________	$4.65	$ 0.00*
__________—__________	$4.65	$37,446.45
__________—__________	$4.79	$38,573.87
__________—__________	$4.93	$39,701.29
__________—__________	$5.08	$40,909.24

*See Lease for additional details regarding the terms of the Base Rent abatement.

4.
To Tenant’s knowledge, all alterations and improvements required to be performed by Landlord pursuant to the terms of the Lease to prepare the entire Premises for Tenant’s initial occupancy have been satisfactorily completed. As of the date hereof, to Tenant’s knowledge, Landlord has fulfilled all of its obligations under the Lease. The Lease is in full force and effect and has not been modified, altered, or amended. To Tenant’s knowledge, there are no defaults by Landlord or, except as expressly set forth in the Lease, offsets, or credits against Rent.

TENANT:

Dynavax Technologies Corporation, a Delaware Corporation

By:
Name:
Title:

EXHIBIT D

(Rules and Regulations)

1.
Any sign, lettering, picture, notice, or advertisement installed on or in any part of the Premises and visible from the exterior of the Building, or visible from the exterior of the Premises, shall be installed at Tenant’s sole cost and expense, and in such manner, character and style as Landlord may approve in writing. In the event of a violation of the foregoing by Tenant, Landlord may remove the same without any liability and may charge the expense incurred by such removal to Tenant.
2.
No awning or other projection shall be attached to the outside walls of the Building. No curtains, blinds, shades, or screens visible from the exterior of the Building or visible from the exterior of the Premises, shall be attached to or hung in, or used in connection with any window or door of the Premises without the prior written consent of Landlord, such consent not to be unreasonably withheld, conditioned, or delayed. Such curtains, blinds, shades, screens, or other fixtures must be of a quality, type, design and color, and attached in the manner reasonably approved by Landlord.
3.
Tenant, its servants, employees, customers, invitees, and guests shall not obstruct sidewalks, entrances, passages, corridors, vestibules, halls, elevators, or stairways in and about the Building which are used in common with other tenants and their servants, employees, customers, guests, and invitees, and which are not a part of the Premises of Tenant. Tenant shall not place objects against glass partitions or doors or windows which would be unsightly from the Building corridors or from the exterior of the Building and will promptly remove any such objects upon notice from Landlord.
4.
Tenant shall not make excessive noises, cause disturbances or vibrations or use or operate any electrical or mechanical devices that emit excessive sound or other waves or disturbances or create obnoxious odors, any of which may be offensive to the other tenants and occupants of the Building (as determined by Landlord in its reasonable discretion), or that would interfere with the operation of any device, equipment, radio, television broadcasting or reception from or within the Building or elsewhere and shall not place or install any projections, antennas, aerials, or similar devices inside or outside of the Premises or on the Building.
5.
Tenant shall not waste electricity, water, or air conditioning and shall cooperate fully with Landlord to insure the most effective operation of the Building’s heating and air conditioning systems and shall refrain from attempting to adjust any controls other than unlocked room thermostats, if any, installed for Tenant’s use. Tenant shall keep corridor doors closed.
6.
Tenant assumes full responsibility for protecting its space from theft, robbery, and pilferage, which includes keeping doors locked and other means of entry to the Premises closed and secured after normal business hours.
7.
No person or contractor not employed by Landlord shall be used to perform janitorial work, window washing, cleaning, maintenance, repair, or similar work in the Premises without the written consent of Landlord which consent shall not be unreasonably withheld.
8.
In no event shall Tenant bring into the Building firearms, inflammables, such as gasoline, kerosene, naphtha and benzine, or explosives, or any other article of intrinsically dangerous nature. If, by reason of the failure of Tenant to comply with the provisions of this subparagraph, any insurance premium for all or any part of the Building shall at any time be increased, Tenant shall make immediate payment of the whole of the increased insurance premium, without waiver of any of Landlord’s other rights at law or in equity for Tenant’s breach of this Lease.
9.
Tenant shall comply with all applicable federal, state, and municipal laws, ordinances, and regulations, and building rules and shall not directly or indirectly make any use of the Premises which may be prohibited by any of the foregoing or which may be dangerous to persons or property or may increase the cost of insurance or require additional insurance coverage.
10.
Intentionally Deleted.
11.
The Premises shall not be used for cooking, lodging, sleeping, or for any immoral or illegal purpose, except that Tenant shall have the right to operate microwave ovens, toasters, and coffee makers exclusively for the benefit of its employees.
12.
Tenant and Tenant’s servants, employees, agents, visitors, and licensees shall observe faithfully and comply strictly with the foregoing rules and regulations and such other and further appropriate, reasonable rules and regulations as Landlord or Landlord’s agent may from time to time adopt. Reasonable notice of any additional reasonable and nondiscriminatory rules and regulations shall be given in such manner as Landlord may reasonably elect.

13.
Unless expressly permitted by the Landlord, no additional locks or similar devices shall be attached to any door or window and no keys other than those provided by the Landlord shall be made for any door. If additional keys are required by the Tenant after Tenant’s initial occupancy, the Landlord may provide the same upon payment by the Tenant. Upon termination of this Lease or of the Tenant’s possession, the Tenant shall surrender all keys of the Premises and shall explain to the Landlord all combination locks on safes, cabinets and vaults.
14.
Any carpeting cemented down by Tenant shall be installed with a releasable adhesive. In the event of a violation of the foregoing by Tenant, Landlord may charge the expense incurred by such removal to Tenant.
15.
The water and wash closets, drinking fountains, and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, coffee grounds, or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by the Tenant who, or whose servants, employees, agents, visitors, or licensees shall have caused the same. No person shall waste water by interfering or tampering with the faucets or otherwise.
16.
No electric circuits for any purpose shall be brought into the leased Premises without Landlord’s written permission specifying the manner in which same may be done.
17.
No bicycle or other vehicle, and no dog or other animal (other than guide dogs for sightless people) shall be allowed in offices, halls, corridors, or elsewhere in the building, except as required by law.
18.
Tenant shall not throw anything out of the door or windows, or down any passageways or elevator shafts.
19.
All loading, unloading, receiving, or delivery of goods or supplies, or disposal of garbage or refuse shall be made only through entryways and freight elevators provided for such purposes and indicated by Landlord. Tenant shall be responsible for any damage to the building or the property of its employees or others and injuries sustained by any person whomsoever resulting from the use or moving of such articles in or out of the Premises, and shall make all repairs and improvements required by Landlord or governmental authorities in connection with the use or moving of such articles.
20.
All safes, equipment, or other heavy articles shall be carried in or out of the Premises only at such time and in such manner as shall be prescribed in writing by Landlord, and Landlord shall in all cases have the right to specify the proper position of any such safe, equipment, or other heavy article, which shall only be used by Tenant in a manner which will not interfere with or cause damage to the Premises or the Building in which they are located, or to the other tenants or occupants of said Building. Tenant shall be responsible for any damage to the Building or the property of its employees or others and injuries sustained by any person whomsoever resulting from the use or moving of such articles in or out of the Premises, and shall make all repairs and improvements required by Landlord or governmental authorities in connection with the use or moving of such articles.
21.
Canvassing, soliciting, and peddling in the Building is prohibited and each Tenant shall cooperate to prevent the same.
22.
Vending machines shall not be installed without permission of the Landlord, except for those vending machines used exclusively by Tenant’s employees.
23.
Wherever in these Building Rules and Regulations the word “tenant” occurs, it is understood and agreed that it shall mean Tenant’s associates, agents, clerks, servants, and visitors. Wherever the word “Landlord” occurs, it is understood and agreed that it shall mean Landlord’s assigns, agents, clerks, servants, and visitors.
24.
Landlord shall have the right to enter upon the Premises at all reasonable hours for the purpose of inspecting the same upon one (1) business days’ prior written notice to Tenant and in accordance with Tenant’s security protocols.
25.
Landlord shall have the right to enter the Premises at hours convenient to the Tenant for the purpose of exhibiting the same to prospective tenants within the six (6) month period prior to the expiration of this Lease.
26.
At all times, Landlord’s employees or management agent shall be in charge of the Building, and (a) persons may enter the Building only in accordance with Landlord’s regulations, (b) persons entering or departing from the Building may be questioned as to their business in the Building, and the right is reserved to require the use of an identification card or other access device and the registering of such persons as to the hour of entry and departure, nature of visit, and other information deemed necessary for the protection of the Building, and (c) all entries into and departures from the Building will take place through such one or more entrances as Landlord shall from time to time designate; provided, however, anything herein to the contrary notwithstanding, Landlord shall not be liable for any lack of security in respect to the Building whatsoever. Landlord will normally not enforce clauses (a), (b), and (c)

above from 8:00 a.m. to 6:00 p.m., Monday through Friday, but it reserves the right to do so or not to do so at any time at its sole discretion. In case of invasions, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building during the continuance of the same by closing the doors or otherwise, for the safety of the tenants or the protection of the Building and the property therein. Landlord shall in no case be liable for damages for any error or other action taken with regard to the admission to or exclusion from the Building of any person.

27.
All entrance doors to the Premises shall be locked when the Premises is not in use. All corridor doors shall also be closed during times when the air conditioning equipment in the Building is operating so as not to dissipate the effectiveness of the system or place an overload thereon.
28.
Landlord reserves the right at any time and from time to time to rescind, alter, or waive, in whole or in part, any of these Rules and Regulations when it is deemed necessary, desirable, or proper, in Landlord’s reasonable judgment, for its best interest or for the best interest of the tenants of the Building; however such changes shall not become effective unless and until Landlord has provided Tenant with at least ten (10) days’ written notice of the same.
29.
Tenant, its servants, employees, customers, invitees, and guests shall not smoke in the Building.
30.
Tenant may install a Wireless Fidelity Network (or similar system) (“Wi-Fi Network”) for intranet, internet, or communications purposes within its Premises. Such Wi-Fi Network may not interfere with the use of any other space within the Building. Should any interference occur, Tenant shall take all necessary steps as soon as commercially practicable and no later than three (3) calendar days following such occurrence to correct such interference. Tenant acknowledges that Landlord has granted and/or may grant leases, licenses and/or other rights to other tenants and occupants of the Building and to telecommunication service providers.
31.
Tenant shall cooperate with Landlord in any reasonable programs in which Landlord may elect to participate relating to the Building’s (i) energy efficiency, management, and conservation; (ii) water conservation and management; (iii) environmental standards and efficiency; (iv) recycling and reduction programs; and/or (v) safety, which participation may include, without limitation, the Leadership in Energy and Environmental Design (LEED) program and related Green Building Rating System promoted by the U.S. Green Building Council, as well as the Energy Star program promoted by the U.S. Environmental Protection Agency and the U.S. Department of Energy.
32.
At all times during the term of this Lease, Tenant shall ensure that all wiring and cabling that it installs within the Premises or Building complies with all provisions of local fire and safety codes, as well as with the National Electric Code. Further, upon the expiration or sooner termination of the Term, Tenant shall remove all wiring and cabling within the Premises and the Building (including the plenums, risers and rooftop) placed there by or at the direction of Tenant, unless excused in writing by Landlord.
33.
Tenant will ensure that all deliveries to the Premises are coordinated with property management and made through such entrances, elevators and corridors and at such times as may from time to time be designated by Landlord. Such deliveries may not be made through any of the main entrances to the Building without Landlord’s prior permission. Tenant will use or cause to be used, in the Building, hand trucks or other conveyances equipped with rubber tires and rubber side guards to prevent damage to the Building or property in the Building. Tenant will promptly pay Landlord the cost of repairing any damage to the Building caused by any person making deliveries on behalf of Tenant to the Premises.
34.
Tenant will ensure that furniture and equipment and other bulky matter being moved to or from the Premises are moved through such entrances, elevators and corridors and at such times as may from time to time be designated by Landlord, and by movers or a moving company reasonably approved by Landlord. Tenant will promptly pay Landlord the cost of repairing any damage to the Building caused by any person moving any such furniture, equipment or matter to or from the Premises.
35.
Tenant requirements and requests for services or work will be considered only following written application to property management. Building employees shall not be requested to perform, and shall not be requested by any tenant to perform, any work outside of regular duties, unless under specific instructions from Landlord.
36.
No weapons, including firearms, are allowed in the Common Areas or within the Premises.
37.
All vendors, suppliers, workers, service providers, movers and delivery personnel entering the Building at the request of Tenant or its agents must satisfy the Building’s insurance requirements.

(Parking Rules)

(a)
Cars must be parked entirely within the stall lines painted on the floor.
(b)
All directional signs and arrows must be observed.
(c)
The speed limit shall be five (5) miles per hour.
(d)
Parking is prohibited in areas not striped for parking, aisles, areas where “No Parking” signs are posted, in cross hatched areas and in such other areas as may be designated by Landlord or Landlord’s agent(s) including, but not limited to, areas designated as “Visitor Parking” or reserved spaces not rented under this Agreement.
(e)
Every Patron is required to park and lock his own car. All responsibility for damage to cars or persons or loss of personal possessions is assumed by the Patron.
(f)
Spaces which are designated for small, intermediate or full-sized cars shall be so used. No intermediate or full-size cars shall be parked in parking spaces limited to compact cars.
(g)
No overnight parking is allowed without the prior written consent of the Landlord.
(h)
Tenant and patron(s) will immediately vacate the Parking Facilities and remove all vehicles upon Landlord’s request in order to facilitate evacuations during severe weather or other times of danger.

EXHIBIT E

[Reserved]

263300527 v10